Exhibit 10.1

Confidential & Proprietary

FINAL FORM OF

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TCW DIRECT LENDING STRATEGIC VENTURES LLC

(A Delaware Limited Liability Company)

Dated as of June 5, 2015

Confidential & Proprietary

TCW DIRECT LENDING STRATEGIC VENTURES LLC

TABLE OF CONTENTS

ARTICLE 1 — DEFINITIONS			1

1.1	Definitions.		1

ARTICLE 2 — ORGANIZATION; POWERS			1

2.1	Formation of Limited Liability Company.		1
	2.1.1	Formation.	1
	2.1.2	Admission.	1
	2.1.3	Name.	1
	2.1.4	Address.	2

2.2	Purpose; Powers.		2

ARTICLE 3 — MEMBERS, VOTING, AND CONSENTS			2

3.1	Names, Addresses and Subscriptions.		2

3.2	Status of Members.		2
	3.2.1	Limited Liability.	2
	3.2.2	Effect of Death, Dissolution or Bankruptcy.	2
	3.2.3	No Control of Company.	3
	3.2.4	Dual Status.	3

3.3	Anti-Money Laundering Provisions.		3

3.4	Management and Control of Company.		4
	3.4.1	Management Committee.	4
	3.4.2	Powers of Management Committee.	5
	3.4.3	Meetings; Reimbursement of Expenses.	6
	3.4.4	Certain Related Transactions.	6
	3.4.5	Placement Agent.	7
	3.4.6	Advisory Committee.	7

3.5	Activities of Members.		7

ARTICLE 4 — INVESTMENTS AND ACTIVITIES			8

4.1	Investment Objectives.		8

4.2	Investment Limitations.		8
	4.2.1	Investments in Portfolio Companies.	8
	4.2.2	Co-Investment Rights.	8
	4.2.3	Conflicts of Interest.	9
	4.2.4	Presentation of Opportunities.	9

4.3	Borrowing.		9

4.4	Retention and Reinvestment of Proceeds.		9
	4.4.1	Limited Retention and Reinvestment.	9
	4.4.2	Required Distributions of Amounts Not Retained.	9
	4.4.3	Recallable Amounts.	10

ARTICLE 5 — FEES AND EXPENSES			10

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5.1	Company Expenses.		10

5.2	Fees.		11
	5.2.1	Transaction; Advisory Fees.	11

ARTICLE 6 — CAPITAL OF THE COMPANY			11

6.1	Obligation to Contribute.		11
	6.1.1	General.	11
	6.1.2	Drawdowns of Available Commitment; Deficiency Drawdowns.	11
	6.1.3	Commitment Period.	12
	6.1.4	No Interest.	12
	6.1.5	Fund Size.	12
	6.1.6	No Conversion.	13
	6.1.7	Initial Contribution by BDC.	13

6.2	Failure To Make Required Payment.		13
	6.2.1	Interest.	13
	6.2.2	Default.	14
	6.2.3	Default Charge.	15
	6.2.4	Distributions to Defaulting Members.	15
	6.2.5	Effect of Default on Remaining Interest in Company.	15
	6.2.6	Default by Preferred Member.	16

ARTICLE 7 — DIVIDENDS AND DISTRIBUTIONS			16

7.1	Amount, Timing and Form.		16
	7.1.1	Dividends.	16
	7.1.2	Distributions.	16
	7.1.3	Accelerated Repayment of Senior Credit Agreement.	17
	7.1.4	Priority Distributions to Common Membership Interests.	17
	7.1.5	Form of Distributions; Apportionment of In-Kind Distributions.	17

7.2	Certain Distributions Prohibited.		18

ARTICLE 8 — CAPITAL ACCOUNTS; ALLOCATIONS			18

8.1	Capital Accounts.		18
	8.1.1	Creation and Maintenance.	18
	8.1.2	Accounting for Distributions in Kind.	18
	8.1.3	Timing of Adjustments to Capital Accounts.	18
	8.1.4	Compliance with Treasury Regulations; Cost.	19

8.2	Allocations of Net Gain or Loss.		19

ARTICLE 9 — DURATION OF THE COMPANY			19

9.1	Term of Company.		19

9.2	Events of Dissolution.		19

ARTICLE 10 — LIQUIDATION OF ASSETS ON DISSOLUTION			19

10.1	General.		19

10.2	Liquidating Distributions; Priority.		20

10.3	Duration of Liquidation.		20

10.4	Liability for Returns.		20

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10.5	Post-Dissolution Investments and Drawdowns.		20

ARTICLE 11 — LIMITATIONS ON TRANSFERS AND REDEMPTIONS OF COMPANY UNITS			21

11.1	Transfers of Interests.		21
	11.1.1	General.	21
	11.1.2	Consent of Management Committee.	21
	11.1.3	Required Representations by Parties.	21
	11.1.4	Other Prohibited Legal Consequences.	21
	11.1.5	Opinion of Counsel.	21
	11.1.6	Reimbursement of Transfer Expenses.	22

11.2	Admission of Substituted Members.		22
	11.2.1	General.	22
	11.2.2	Effect of Admission.	22
	11.2.3	Non-Compliant Transfer.	22

11.3	Multiple Ownership.		23

ARTICLE 12 — EXCULPATION AND INDEMNIFICATION			23

12.1	Exculpation.		23
	12.1.1	General.	23
	12.1.2	Activities of Others.	23
	12.1.3	Liquidator.	23
	12.1.4	Advice of Experts.	23

12.2	Indemnification.		24
	12.2.1	General.	24
	12.2.2	Effect of Judgment.	24
	12.2.3	Effect of Settlement.	24
	12.2.4	Process; Advance Payment of Expenses.	24
	12.2.5	Insurance.	25
	12.2.6	Successors and Survival.	25
	12.2.7	Rights to Indemnification from Other Sources.	26
	12.2.8	Insurance and Other Sources for Indemnity.	26

12.3	Limitation by Law.		26

12.4	Return of Certain Distributions.		26

ARTICLE 13 AMENDMENTS			27

13.1	Amendments.		27
	13.1.1	By Consent.	27
	13.1.2	Amendments Affecting Members’ Economic Rights.	27
	13.1.3	Consent to Amend Special Provisions.	28
	13.1.4	Notice of Amendments.	28
	13.1.5	Other Agreements.	28

ARTICLE 14 — ADMINISTRATIVE PROVISIONS			29

14.1	Keeping of Accounts and Records; Certificate of Formation; Administrative Agent.		29
	14.1.1	Accounts and Records.	29
	14.1.2	Certificate of Formation.	29
	14.1.3	Administrative Agent.	29

14.2	Inspection Rights.		29

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14.3	Financial Reports.		30
	14.3.1	Annual Financial Statements.	30
	14.3.2	Annual Tax Information.	30
	14.3.3	Additional Reporting.	30
	14.3.4	Web Site.	30

14.4	Valuation.		30
	14.4.1	Valuation by Management Committee.	30
	14.4.2	Freely Tradable Securities.	31
	14.4.3	Other Assets.	31
	14.4.4	Goodwill and Intangible Assets.	31
	14.4.5	Independent Valuation Agent.	31

14.5	Notices.		32

14.6	Accounting Provisions.		32
	14.6.1	Fiscal Year.	32
	14.6.2	Independent Auditors.	32

14.7	Tax Provisions.		32
	14.7.1	Classification as Company.	32
	14.7.2	Tax Matters Partner.	32
	14.7.3	Tax Elections.	33
	14.7.4	Tax Reporting.	33

14.8	General Provisions.		33
	14.8.1	Power of Attorney.	33
	14.8.2	Execution of Additional Documents.	34
	14.8.3	Binding on Successors.	34
	14.8.4	Governing Law.	34
	14.8.5	Submission to Jurisdiction; Venue; Waiver of Jury Trial.	34
	14.8.6	Waiver of Partition.	35
	14.8.7	Securities Law Matters.	35
	14.8.8	Confidentiality.	35
	14.8.9	Contract Construction; Headings; Counterparts.	37

ARTICLE 15 — SPECIAL REGULATORY MATTERS			38

15.1	ERISA Compliance.		38
	15.1.1	ERISA Plan Assets.	38
	15.1.2	Distributions in Kind to ERISA Members.	38
	15.1.3	Plan Assets Notice.	38

15.2	ERISA Withdrawal.		39
	15.2.1	General.	39
	15.2.2	Cure Period.	39
	15.2.3	Withdrawal.	40
	15.2.4	Distributions to Withdrawing ERISA Member.	40

15.3	Public Plan Members.		41

15.4	Foundation Members.		41

15.5	Bank Holding Company Member.		42
	15.5.1	Withdrawal.	42
	15.5.2	Right to Decline Distributions.	42

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15.6	Conforming Amendment.	42

Signature Pages of Members

Appendix I	Definitions

Exhibit A	Members

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TCW DIRECT LENDING STRATEGIC VENTURES LLC

FINAL FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as so amended and restated and as amended from time to time hereafter, and including the appendices hereto, this “Agreement”) of TCW Direct Lending Strategic Ventures LLC (the “Company”), dated as of June 5, 2015, by and among the BDC and those Persons who have entered into Subscription Agreements with the Company for the purchase of preferred membership interests (the “Preferred Membership Interests”) and common membership interests (the “Common Membership Interests”) in the Company as members, or who are subsequently admitted to the Company as members holding Preferred Membership Interests (collectively, the “Preferred Members”) or Common Membership Interests (collectively, the “Common Members”).

ARTICLE 1 — DEFINITIONS

1.1	DEFINITIONS.

Capitalized terms used herein and not otherwise defined have the meanings assigned to them in Appendix I hereto. Appendix I also indicates certain other sections of this Agreement in which certain other terms used in this Agreement are defined.

ARTICLE 2 — ORGANIZATION; POWERS

2.1	FORMATION OF LIMITED LIABILITY COMPANY.

2.1.1	Formation.

The Company was formed as a limited liability company pursuant to a Certificate of Formation of the Company, which was filed with the Secretary of State of the State of Delaware on August 19, 2014 (as amended from time to time, the “Certificate”) under the Delaware Limited Liability Company Act (6 Del. C. §18-214, et seq.) (as amended from time to time, the “Delaware Act”). TCW Direct Lending LLC (the “BDC”), as the sole member of the Company, entered into a Limited Liability Company Agreement of the Company, dated as of May 26, 2015 (the “Original Agreement”). This Agreement amends and restates the Original Agreement in its entirety.

2.1.2	Admission.

Certain Persons have been or are hereby being admitted to the Company as Common Members and/or Preferred Members, as applicable, upon the execution and delivery of this Agreement by or on behalf of such Persons, including the BDC and the other Preferred Members (the “Third-Party Preferred Members”) each as a holder of both a Preferred Membership Interest and a Common Membership Interest, and such Persons desire to continue the Company under the terms of this Agreement.

2.1.3	Name.

The name of the Company is “TCW Direct Lending Strategic Ventures LLC.”

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2.1.4	Address.

The principal office of the Company shall be located at 200 Clarendon St., 51st Floor, Boston, MA 02116. The address of the Company’s registered office in Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of the Company’s registered agent at that address is National Registered Agents, Inc. The Company may change the locations of the principal office and registered office of the Company to such other locations, and may change the registered agent of the Company in Delaware to such other Person, as the Company may specify from time to time in a written notice to the Members by amending this Agreement and the Certificate, as appropriate.

2.2	PURPOSE; POWERS.

In furtherance of the investment objectives of the Company, the Company may engage in any lawful act or activity for which limited liability companies may be formed under the laws of the State of Delaware and shall have all the powers available to it as a limited liability company formed under the laws of the State of Delaware.

ARTICLE 3 — MEMBERS, VOTING, AND CONSENTS

3.1	NAMES, ADDRESSES AND SUBSCRIPTIONS.

The name, contact information and Commitment for Preferred Membership Interests of each Member are set forth on Exhibit A to this Agreement. The Company shall update Exhibit A in a manner consistent with this Agreement, including to revise Exhibit A to reflect (a) the admission of any additional or substituted Member occurring pursuant to the terms of this Agreement, (b) the withdrawal, or partial withdrawal, of any Member pursuant to the terms of this Agreement, (c) any change in the identity or contact information of a Member, (d) any changes in the Commitments of the Members occurring pursuant to the terms of this Agreement or (e) the identity and contact information of any trustee or nominee named pursuant to 11.3. For the avoidance of doubt, no such updating to Exhibit A in a manner consistent with this Agreement shall require the consent of any Member.

3.2	STATUS OF MEMBERS.

3.2.1	Limited Liability.

No Member, in its capacity as such, shall be liable for the debts and obligations of the Company; provided, however, that each Member shall be required to pay to the Company (a) any capital contributions that such Member has agreed to make to the Company pursuant to this Agreement; (b) the amount of any distribution that such Member is required to return to the Company pursuant to this Agreement or the Delaware Act; and (c) the unpaid balance of any other payments that such Member expressly is required to make to the Company pursuant to this Agreement or pursuant to such Member’s Subscription Agreement, as the case may be.

3.2.2	Effect of Death, Dissolution or Bankruptcy.

Upon the death, incompetence, bankruptcy, insolvency, liquidation or dissolution of a Member, the rights and obligations of such Member under this Agreement, to the maximum extent permitted by law, shall inure to the benefit of, and shall be binding upon, such Member’s successor(s), estate or legal representative. Each such Person shall be treated as provided in the second sentence of 11.2.2 unless and until such Person is admitted as a substituted Member pursuant to 11.2. Any Transfer of the interest so

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acquired by such successor, estate or legal representative shall be subject to the requirements of Article 11.

3.2.3	No Control of Company.

Except as otherwise provided herein, no Member shall have the right or power to: (a) withdraw its contribution to the capital of the Company or reduce its Commitment with respect to any class of Interests; (b) to the maximum extent permitted by law, cause the dissolution and winding up of the Company or (c) demand property in return for its capital contributions. Except as otherwise provided herein, no Member, in its capacity as such, shall take any part in the control of the affairs of the Company, undertake any transactions on behalf of the Company, or have any power to sign for or otherwise to bind the Company.

3.2.4	Dual Status.

Each Preferred Member shall also hold Common Membership Interests in proportion to its Commitment in its capacity as a Preferred Member with respect to Preferred Membership Interests. Each Member who holds more than one class of Interest shall be treated separately as a Member with respect to each such class of Interest, except as otherwise provided in the Agreement.

3.3	ANTI-MONEY LAUNDERING PROVISIONS.

(a)	Each Member hereby agrees to use its reasonable efforts to ensure that:

(1)	None of the monies that such Member will contribute or pay to the Company shall be derived from, or related to, any activity that is criminal under United States law; and

(2)	No contribution or payment by such Member to the Company, to the extent that such contribution or payment is within such Member’s control, and no distribution to such Member (assuming such distribution is made in accordance with instructions provided to the Company by such Member) shall cause the Company or the Management Committee to be in violation of the USA PATRIOT Act, U.S. Bank Secrecy Act, the U.S. Money Laundering Control Act of 1986, the U.S. International Money Laundering Abatement and Financial Anti-Terrorist Act of 2001, or any laws, orders or regulations administered by the Office of Foreign Assets Control of the U.S. Department of Treasury, in each case, such statute as amended to date and any successor statute thereto and including all regulations promulgated thereunder (the “Anti-Money Laundering Laws”).

(b)

Each Member: (1) shall promptly notify the Company if, to the knowledge of such Member, such Member has made a contribution or payment to the Company of money derived from, or related to, any activity that is criminal under United States law or that could cause the Company or the Management Committee to be in violation of the Anti-Money Laundering Laws; (2) shall provide the Company, promptly upon receipt of the Company’s written request therefor, with any additional information regarding such Member or its beneficial owner(s) that the Company reasonably deems necessary or advisable in order to determine or ensure compliance with the Anti-Money Laundering Laws and all other applicable laws, regulations and administrative pronouncements concerning money laundering, bank secrecy and other criminal activities; and (3)

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understands and agrees that if, at any time, such Member has made a contribution or payment to the Company of money derived from, or related to, any activity that is criminal under United States law or that could cause the Company or the Management Committee to be in violation of the Anti-Money Laundering Laws, or if otherwise required by any applicable law or regulation related to money laundering or bank secrecy or similar laws, the Company may take appropriate actions to ensure that it and the Management Committee is in compliance with all such applicable laws, regulations and pronouncements.

(c)	In addition to any actions authorized in the Subscription Agreement, actions that may be taken by the Company in the circumstances described in 3.3(b) include, but are not limited to, the following:

(1)	The Company, upon delivery of notice to that effect to the affected Member, may (in the Management Committee’s discretion) “freeze” such Member’s Interest and, in that event: (A) the Company shall not accept any additional capital contributions from such Member; (B) shall not draw down any additional capital contributions from such Member so long as the Interest is frozen; or (C) the Company shall not make any distributions to such Member in respect of its frozen Interest after the delivery of such notice other than liquidating distributions pursuant to 10.2, after payment to each other Member of its final liquidating distribution in accordance with 10.2 and subject in all events to compliance with applicable law.

(2)	The Company, subject to compliance with applicable law, may (in the discretion of the Management Committee) redeem such Member’s Interest using Company funds at a price equal to the lesser of (A) the Unreturned Contributions of such Member with respect to such Interest and (B) the fair market value of such Interest (as determined by the Management Committee); provided, however, that if required by law, regulation or government order, the price shall equal such other price as may be required by applicable law, regulation or government order.

(d)	Each Member acknowledges and agrees that (1) the Company may release confidential information regarding such Member and, if applicable, any of its beneficial owners, to governmental authorities if the Company, in its reasonable discretion, determines that releasing such information is in the best interest of the Company in light of the Anti-Money Laundering Laws, and (2) the Management Committee, notwithstanding any other provision of this Agreement, may amend any provision of this Agreement pursuant to this clause (2) solely, and only to the extent required, in order to effectuate the intent of this 3.3.

3.4	MANAGEMENT AND CONTROL OF COMPANY.

3.4.1	Management Committee.

(a)	The management, policies and control of the Company shall be vested exclusively in a management committee (the “Management Committee”).

(b)

The BDC and the [            ] Third-Party Preferred Members, collectively, shall each appoint one voting member of the Management Committee. Members of the Management Committee may be removed or replaced by the party or parties, as applicable, that

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initially appointed them, with or without cause. The member of the Management Committee appointed by the BDC will be removed upon the BDC ceasing to be a Member. The member of the Management Committee appointed by the [ ] Third-Party Preferred Members will be removed if all of the [ ] Third-Party Preferred Members cease to be Members. In the event of any transfer permitted under this Agreement of all of the interests of the BDC and/or the [ ] Third-Party Preferred Members to a party that is not an Affiliate of the transferring party, a majority of the other Third-Party Preferred Members (i.e., those Preferred Members other than the BDC and the [ ] Third-Party Preferred Members, as applicable, and calculated based upon the relative Commitments of such Third-Party Preferred Members) shall have the right to approve any member appointed to the Management Committee by such transferee.

(c)	Each Management Committee member shall be (i) entitled to act in its own interests and will not, by virtue of such position, be deemed to have fiduciary or other duties to the Company or the Members and (ii) exculpated and indemnified by the Company for any losses and liabilities related to his activities on the Management Committee except to the extent that such losses or liabilities result from such member’s bad faith, willful misconduct or gross negligence.

(d)	In the event there are no Management Committee members, a majority of the Third-Party Preferred Members (calculated based upon the relative Commitments of such Third-Party Preferred Members) shall be entitled to appoint one voting member of the Management Committee and may thereafter remove and replace such member, with or without cause.

3.4.2	Powers of Management Committee.

(a)	Except as otherwise explicitly provided herein, the Management Committee shall have the power on behalf and in the name of the Company to implement the objectives of the Company and to exercise any rights and powers the Company may possess, including, without limitation, the power to cause the Company to (a) make any elections available to the Company under applicable tax or other laws, (b) make any investments permitted under this Agreement, (c) satisfy any Company obligations (such as payment of Company Expenses), (d) cause the Company to make distributions, pay dividends and redeem Interests as permitted under this Agreement or (e) take actions with respect to defaults, work-outs, dispositions and other matters affecting Portfolio Investments. Notwithstanding any other provision of this Agreement, without the consent of any Member or other Person being required, the Company is hereby authorized to execute, deliver and perform, and the Management Committee on behalf of the Company is hereby empowered to authorize a representative of the Company to execute and deliver, (x) a Subscription Agreement with each Member, (y) a licensing agreement with TCW or an Affiliate of TCW to use certain trademarks and service marks in connection with the Company’s business, provided, that no fees or other payments shall be made in connection therewith, and (z) any amendment of any such document (to the extent such amendment is approved in accordance with the terms of the relevant agreement and is consistent with the terms of this Agreement) and any other agreement, document or other instrument contemplated thereby or related thereto (to the extent that such other agreement, document or other instrument is consistent with the terms of the relevant agreement or this Agreement). Such authorization shall not be deemed a restriction on the power of the Management Committee to cause the Company to enter into other documents.

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(b)	Management Committee prior approval will be required for (i) authorization for the Company to make a Portfolio Investment, (ii) any transaction between the Company on the one hand and the BDC, any other Preferred Member or their respective Affiliates on the other hand, (iii) any deviation from any investment restriction of the Company, (iv) any follow-on investment, (v) any disposition of a Portfolio Investment, (vi) any borrowings of the Company, (vii) all other material determinations including significant actions with respect to defaults (including waivers of interest or extensions of maturity), work-outs, write-downs, and other matters affecting Portfolio Investments, and (viii) any other actions requiring prior approval of the Management Committee under this Agreement.

(c)	Management Committee approval of or consent to any item shall require unanimous approval or consent of the Management Committee members. Unless otherwise specified in this Agreement, consent or approval by the Company shall be determined by the Management Committee.

(d)	The Management Committee may authorize any Person to sign or otherwise act on behalf of the Company with respect to such matters as the Management Committee may determine from time to time. Unless authorized to do so by the Management Committee, no authorized Person shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable for any purpose.

3.4.3	Meetings; Reimbursement of Expenses.

(a)	Meetings of the Management Committee may be held in person, by means of conference telephone call or by such other means as the members of the Management Committee may agree. Prior to any Management Committee meeting at which action in respect of any proposed or existing Portfolio Investment is to be considered, each Management Committee member shall be provided with appropriate due diligence and other background materials in respect of such action.

(b)	Members of the Management Committee shall receive from the Company reimbursement for any reasonable out-of-pocket travel expenses incurred in connection with their attendance at meetings of the Management Committee held in person, but shall not receive any fees or other compensation from the Company in connection with their service on the Management Committee.

(c)	Notice of any actions taken (or authorized to be taken) by the Management Committee in respect of any extraordinary matters relating to the Company or any Portfolio Investment (as reasonably determined by the Management Committee in good faith) shall be provided to each of the Members within a reasonable time thereafter (provided that, for the avoidance of doubt, no such notice shall be required in connection with any action taken by the Management Committee relating to the day-to-day business of the Company).

3.4.4	Certain Related Transactions.

Subject to applicable law and to the prior approval of the Management Committee, the Company or any Portfolio Company may, as necessary or appropriate, employ or retain the BDC or any of its Affiliates, including TCW (and any other Person to which any of the foregoing are related or in which any of the foregoing are interested), who are in the business of providing such services to provide services

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(including, without limitation, consulting, valuation, appraisal and brokerage services), and such Persons may receive compensation from the Company and Portfolio Companies, provided that such compensation is not materially more favorable to such Person than would be expected to be agreed to on an arms-length basis for similar service providers for similar services. As provided in 14.1.3, the Company has been authorized to enter into the Administrative Services Agreement with the Administrative Agent.

3.4.5	Placement Agent.

TCW Funds Distributors (“TFD”), a broker-dealer registered with the SEC and a wholly-owned subsidiary of The TCW Group, Inc., will act as placement agent for the Company. Neither the Company nor the Members will be obligated to pay a placement agent fee to TFD.

3.4.6	Advisory Committee.

(a)	The Company shall form an advisory committee (the “Advisory Committee”) of the Members to discuss the overall portfolio of the Company and the valuation of such portfolio, as well as the Company’s practices in regard to such valuations. The Advisory Committee shall be comprised of not more than three (3) members, (i) one of which members shall be appointed by the BDC, (ii) one of which members shall be appointed by the [ ] Third-Party Preferred Members, collectively, and (iii) one of which members shall be appointed by a majority of the other Third-Party Preferred Members (i.e., those Preferred Members other than the BDC and the [ ] Third-Party Preferred Members, as applicable, and calculated based upon the relative Commitments of such Third-Party Preferred Members). The Advisory Committee shall meet one (1) time per calendar year or more frequently as agreed by the members of the Advisory Committee. Members of the Advisory Committee may attend either in person or by telephone. Each member of the Advisory Committee shall have the right to receive from the Company information reasonably requested by such member which is reasonably related to the Advisory Committee’s function.

(b)	Each Advisory Committee member shall be (i) entitled to act in its own interests and will not, by virtue of such position, be deemed to have fiduciary or other duties to the Company or the Members and (ii) exculpated and indemnified by the Company for any losses and liabilities related to his activities on the Advisory Committee except to the extent that such losses or liabilities result from such member’s bad faith, willful misconduct or gross negligence.

(c)	Members of the Advisory Committee shall receive from the Company reimbursement for any reasonable out-of-pocket travel expenses incurred in connection with their attendance at meetings of the Advisory Committee held in person, but shall not receive any fees or other compensation from the Company in connection with their service on the Advisory Committee.

3.5	ACTIVITIES OF MEMBERS.

Notwithstanding any duty otherwise existing at law or in equity, but subject to the provisions of this Agreement, any Member and its respective direct and indirect partners, members, stockholders, officers, directors, managers, trustees, employees, agents and Affiliates may invest, participate, or engage in (for their own accounts or for the accounts of others), or may possess an interest in, other financial ventures and investment and professional activities of every kind, nature and description, independently or with others, whether now existing or hereafter acquired or initiated, including but not limited to:

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management of other investment vehicles; investment in, financing, acquisition or disposition of securities; investment and management counseling; providing brokerage and investment banking services; or serving as officers, directors, managers, consultants, advisers or agents of other companies, partners of any partnership, members of any limited liability company or trustees of any trust (and may receive fees, commissions, remuneration or reimbursement of expenses in connection with these activities), whether or not such activities may conflict with any interest of the Company or any of the Members. The fact that a Member may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of investment assets, other assets or other business ventures and may take advantage of such opportunities itself or introduce such opportunities to entities in which it has or does not have any interest shall not subject such Member to liability to the Company or to any of the other Members on account of the lost opportunity. Subject to any approvals explicitly required under this Agreement, nothing in this Agreement shall be deemed to prohibit any Member or any Affiliate of any Member from dealing with, or otherwise engaging in business with, any other Member or any Person transacting business with the Company or any Portfolio Company. Neither the Company nor any Member shall have any rights, solely by virtue of this Agreement, in or to any activities permitted by this 3.5 or to any fees, income, profits or goodwill derived from such activities.

ARTICLE 4 —INVESTMENTS AND ACTIVITIES

4.1	INVESTMENT OBJECTIVES.

The primary objective of the Company is to generate attractive risk-adjusted returns for its Members. The loans made by the Company will be senior secured corporate middle-market floating rate loans at the time of initial investment, but may include other loans and securities as result of a restructuring, workout or bankruptcy of an existing loan. Any investment (other than a Temporary Investment) of the Company is referred to herein as a “Portfolio Investment.”

4.2	INVESTMENT LIMITATIONS.

4.2.1	Investments in Portfolio Companies.

No loan by the Company to a single borrower or its affiliates will exceed 10% of the Total Portfolio Amount at the time made, except that one loan by the Company to a single borrower or its affiliates may be outstanding at any point in time that exceeds 10% of the Total Portfolio Amount but does not exceed 15% of Total Portfolio Amount at the time made. In no event will the aggregate amount outstanding at any point in time of all loans by the Company to a single borrower or its affiliates that are each greater than 5% of the Total Portfolio Amount exceed 50% of the Total Portfolio Amount. No more than 15% of the Total Portfolio Amount will comprise loans by the Company to borrowers in the same Standard Industrial Code (by reference to the four digits of the Standard Industrial Code).

The Company may make any investment through a subsidiary, special purpose vehicle or other entity; provided that any such subsidiary, special purpose vehicle or other entity must be treated as either a partnership or a disregarded entity for U.S. federal income tax purposes unless the Management Committee approves a different classification for U.S. federal income tax purposes.

4.2.2	Co-Investment Rights.

In the event that the Company has excess investment capacity with respect to a Portfolio Investment, the Company shall, to the extent permitted by applicable law, offer co-investment rights to the Preferred Members on terms to be mutually agreed by the Company and the Preferred Members.

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4.2.3	Conflicts of Interest.

Subject to applicable law (including the Investment Company Act of 1940 with respect to the BDC), the Company may invest in Portfolio Companies where an Existing Fund or other Affiliates of the BDC, including TCW, simultaneously hold or are acquiring equity or debt securities or where an Affiliate of the foregoing may be an investor in the Company. Each such ownership and other relationships may create conflicts of interest for the Company. In such instances, each of the Company and such Affiliates will be free, in their discretion, to make recommendations and decisions with respect to the origination or disposition of such investments, independent of the recommendations and decisions made by the others. All such transactions will be made for the Company in a manner that the Management Committee deems to be appropriate given the investment objective, liquidity, diversification and other limitations of the Company and in accordance with applicable law. Any Portfolio Investment in an issuer who is an Affiliate of a Member shall be made in a manner consistent with similarly situated investments made by the Company in entities who are not Affiliates of a Member and in accordance with applicable law (including the Investment Company Act of 1940 with respect to the BDC).

4.2.4	Presentation of Opportunities.

The BDC and each Third-Party Preferred Member may present investment opportunities to the Management Committee for consideration. For the avoidance of doubt, no Member shall be required to present any investment opportunities to the Management Committee or otherwise to the Company, and each Member shall remain free to pursue any investment opportunities (including those that may be suitable for the Company) on its own.

4.3	BORROWING.

The Company is concurrently entering into a Credit Agreement (as from time to time amended, supplemented, waived or otherwise modified, the “Senior Credit Agreement”) with [            ], as administrative agent, and [            ], as lender, to enable the Company to borrow in connection with making Portfolio Investments. To the extent permitted under the Senior Credit Agreement, the Company may also borrow on a short-term or other basis in addition to pursuant to the Senior Credit Agreement.

4.4	RETENTION AND REINVESTMENT OF PROCEEDS.

4.4.1	Limited Retention and Reinvestment.

The Company may retain any Proceeds received by the Company attributable to Portfolio Investments and may use the amounts so retained to make Portfolio Investments, repay Company borrowings, fund reasonable reserves for future Portfolio Investments, pay Company Expenses or other obligations (including, without limitation, obligations to make the indemnification advances and payments which may be required by 12.2); provided, however, that, after the expiration of the Commitment Period, no part of such retained amounts shall be used to make any Portfolio Investment except to the extent that the Company would be permitted pursuant to 6.1.3 to draw down amounts to fund such Portfolio Investment.

4.4.2	Required Distributions of Amounts Not Retained.

The Company will distribute to the Members net proceeds attributable to the repayment or disposition of Portfolio Investments (to the extent that such net proceeds are available to the Company after the application of priority of payments set forth in Section 2.8 of the Senior Credit Agreement (the “Senior Priority of Payments”) and after taking into account reserves and working capital needs

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(“Reserves”)) (collectively, “Proceeds”) promptly after receipt thereof in the manner and at the times set forth in this Agreement except to the extent such Proceeds are permitted to be retained as described in 4.4.1.

4.4.3	Recallable Amounts.

In addition to making contributions of its Undrawn Commitments, each Preferred Member may be required to re-contribute amounts previously distributed to it in an aggregate amount up to such Member’s recallable amount (“Recallable Amount”), which equals, (a) 100% of distributions to such Member of amounts that were contributed by such Member in anticipation of a potential Portfolio Investment that the Company did not consummate within 60 days of the applicable contribution date plus (b) 100% of distributions to such Member of Proceeds during the Commitment Period representing a return of capital contributions made in respect of the Preferred Membership Interests.

ARTICLE 5 — FEES AND EXPENSES

5.1	COMPANY EXPENSES.

(a)	The Company shall bear and be responsible for all costs and expenses of the Company (“Company Expenses”). Company Expenses shall include, without limitation: Organizational Expenses, operating expenses; investigative, travel, legal and other transactional expenses incurred with respect to the acquisition, formation, holding and disposition of the Company’s Portfolio Investments or incurred in connection with Portfolio Investments or transactions not consummated, costs and expenses relating to the liquidation of the Company, taxes, or extraordinary expenses (such as litigation expenses and indemnification payments to either the Management Committee or the Administrative Agent); valuation-related costs and expenses; and all other costs and expenses of the Company’s operations, administration and transactions.

(b)	Organizational Expenses will be paid from capital contributions called pro rata from the holders of Common Membership Interests.

(c)	To the extent not paid by Portfolio Companies, Company Expenses related to Portfolio Investments will be funded by the issuance of Preferred Membership Interests in accordance with 6.1.2.

(d)	All Company Expenses not provided for in 5.1(b) or 5.1(c), including those related to unconsummated investments (to the extent not paid by Portfolio Companies), will be paid first from Interest Amounts pursuant to 7.1.2(b). To the extent that such Interest Amounts are insufficient or unavailable to pay such expenses when due, such expenses will be paid from capital contributions called pro rata from the holders of Common Membership Interests, provided that the aggregate amount called from the holders of Common Membership Interests for Company Expenses (including Organizational Expenses) may not exceed $2 million. Lastly, to the extent that the foregoing sources of payment are insufficient or unavailable to pay for any such expenses when due, such expenses will be paid from capital contributions called pro rata from the Preferred Members from their respective Available Commitments.

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5.2	FEES.

5.2.1	Transaction; Advisory Fees.

Any transaction, advisory or similar fees received by the Company from or with respect to Portfolio Companies in connection with the Company’s activities will be the property of the Company to the extent not paid by the Company to a third party administrator or other person in connection with such loan.

ARTICLE 6 — CAPITAL OF THE COMPANY

6.1	OBLIGATION TO CONTRIBUTE.

6.1.1	General.

Each Member will hold an Interest in the Company and may hold Interests of more than one class. A Member’s undrawn commitment with respect to each class of Interests will equal its Commitment with respect to such class of Interests reduced by the Aggregate Contributions made (or deemed made) by such Member with respect to such class of Interests (for each class of Interests, the “Undrawn Commitment”). As provided in 4.4.3, a Preferred Member may be required to re-contribute distributions of Proceeds received by such Member in an aggregate amount up to such Member’s Recallable Amount. The “Available Commitment” of any Member equals its Undrawn Commitment plus its Recallable Amount.

6.1.2	Drawdowns of Available Commitment; Deficiency Drawdowns.

(a)	The Company may draw down capital contributions from time to time from each Member up to such Member’s Available Commitment with respect to each class of Interests it holds and may require each Member to make any other payment required under this Agreement. Each Member agrees to contribute or pay to the Company the called amount by the date specified in the capital call notice, provided that the due date shall not be less than seven Business Days following the date the drawdown notice is dispatched (except that the due date for the initial drawdown with respect to newly issued Interests shall not be less than three Business Days following the date the drawdown notice is dispatched).

(b)	Calls for capital contributions, or a rescission or postponement of such a call with respect to Interests, will be sent to each Member by electronic facsimile or electronic mail. A call for capital contributions may be rescinded or postponed by the Company by prompt written notice but no later than the due date specified therein. In the case of a postponement to a specified future date, such notice shall restate the information contained in the original notice, indicating any material changes.

(c)	Except as set forth in 6.1.7, all capital contributions or other payments shall be made to the Company by wire transfer or other transfer of federal or other immediately available U.S. funds on or before the relevant due date to the account designated for such purpose. Each Member shall be obligated to make payment in full of each required capital contribution on the date due, and no Member shall make (nor shall the Company be obligated to accept) less than the full amount of any such required capital contribution.

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(d)	Capital calls will be issued to Members in amounts to be determined by the Management Committee (subject to the terms of this Agreement). Except as set forth in 6.1.7, each capital call will be issued to Members of each class pro rata based on relative Commitments of such Members with respect to such class of Interests. Notwithstanding the foregoing, if any Member has failed to make a capital contribution with respect to its applicable Interest when due, the Company in its discretion may call for a deficiency drawdown of contributions from the other Members holding such class of Interests to replace the unpaid contribution upon three Business Days’ prior written notice. For purposes of 6.2, the amount of a Member’s contribution that is not paid when due shall be deemed to include such Member’s ratable share, determined on a grossed-up basis, of any deficiency drawdown with respect to such Member’s unpaid contribution.

6.1.3	Commitment Period.

Prior to the termination of the Commitment Period, additional capital contributions may be drawn down pursuant to 6.1.2 for any purpose contemplated under this Agreement. After the expiration of the Commitment Period, the Company will not call for or accept, and the Preferred Members shall not be obligated to make, any capital contributions to fund new Portfolio Investments other than:

(a)	to fund Portfolio Investments that are significantly in process prior to the expiration of the Commitment Period and as to which the Company and the prospective Portfolio Company have commenced, in good faith, negotiating the terms of the investment and which the Company reasonably expects to be consummated prior to the date that is 90 days after the date of the expiration of the Commitment Period; or

(b)	to fund follow-on investments in existing Portfolio Companies.

For the avoidance of doubt, the following shall not be treated as new Portfolio Investments: (i) funding amounts to Portfolio Companies pursuant to credit facilities in place prior to the termination of the Commitment Period, and (ii) funding amounts to be used to exercise or convert options, warrants or other convertible securities held by the Company.

Notwithstanding the foregoing, the Company at any time (i.e., regardless of whether the Commitment Period has expired) may call for capital contributions with respect to the Preferred Membership Interests up to the Available Commitment (and the Preferred Members shall be obligated to fund such capital contributions) pursuant to (and subject to the limitations of) 6.1.2 for any purpose contemplated under this Agreement other than to fund new Portfolio Investments, including for purposes of repayment of indebtedness, guarantees and other liabilities and obligations of the Company or reserves therefor. For the avoidance of doubt, nothing in this 6.1.3 shall require any Member to make capital contributions or payments to the Company other than as provided in this Agreement.

6.1.4	No Interest.

No interest shall accrue on any Member’s contribution.

6.1.5	Fund Size.

The aggregate Commitments of Members shall not exceed $1.0 billion.

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6.1.6	No Conversion.

Preferred Membership Interests are not convertible to Common Membership Interests.

6.1.7	Initial Contribution by BDC.

(a)	Prior to the date of this Agreement, the BDC made a capital contribution to the Company of two loans (the “Contributed Loans”). As of the date of this Agreement, the BDC is therefore deemed to have made Aggregate Contributions to the Company in respect of its Preferred Membership Interest in an amount equal to the principal amount of the Contributed Loans and the BDC’s Undrawn Commitment in respect of its Preferred Membership Interest is deemed to have been reduced by an equal amount.

(b)	On or shortly after the date of this Agreement, the Company shall draw down capital contributions from the Third-Party Preferred Members (pro rata based on relative Commitments of such Members) an aggregate amount equal to the amount (after giving effect to any borrowing under the Senior Credit Agreement in respect of either or both of the Contributed Loans) that would have been called down by such Third-Party Preferred Members had the Contributed Loans been made by the Company on the date of this Agreement and capital been drawn down pro rata from the BDC and the Third-Party Preferred Members. Such amount drawn down from the Third-Party Preferred Members and, if the Senior Lender is to advance funds to the Company under the Senior Credit Agreement in respect of either or both of the Contributed Loans, such amounts as are borrowed from the Senior Lender under the Senior Credit Agreement in respect of either or both of the Contributed Loans shall be distributed to the BDC and will decrease the BDC’s Aggregate Contributions and increase its Undrawn Commitment, in each case in respect of its Preferred Membership Interest, on a dollar-for-dollar basis, such that after giving effect to this 6.1.7(b), the BDC and each Third-Party Preferred Member have contributed the same percentages of their respective capital commitments in respect of their Preferred Membership Interests. The BDC shall not be entitled to any dividends with respect to the period between the date of the contribution of the Contributed Loans and the date of this Agreement. However, any Interest Amounts paid to the Company with respect to the Contributed Loans attributable to any periods prior to the date of this Agreement shall be distributed by the Company to the BDC at the time the Company makes its next regular distribution.

6.2	FAILURE TO MAKE REQUIRED PAYMENT.

6.2.1	Interest.

Except as otherwise provided in this Agreement, upon any failure by a Member to pay a capital contribution in full when due, interest will accrue at the Default Rate on the outstanding unpaid balance of such capital contribution, from and including the date such capital contribution was due until the earlier of the date of payment of such capital contribution by such Member (or a transferee) or the date on which such Interest is transferred. The “Default Rate” with respect to any period shall be the lesser of (a) a variable rate equal to the Prime Rate in effect, from time to time, during such period plus 6% or (b) the highest interest rate for such period permitted by applicable law. The Management Committee, in its good faith discretion, may waive the requirement to pay interest, in whole or in part.

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6.2.2	Default.

Except as otherwise provided in this Agreement, if any Member fails to make a capital contribution when due, and has also failed to make such payment on or before the date that is seven Business Days after the Company has given written notice to such Member of such Member’s failure to make such payment, then such Member (a “Defaulting Member”) shall be in default. Subject to 6.2.6, if a Member becomes a Defaulting Member, the Management Committee may, in its good faith discretion, and subject to applicable law, pursue one or more of the following alternatives:

(a)	Cause the Defaulting Member to forfeit, at each drawdown date, such portion of its Interests as is necessary to prevent any increase in such Defaulting Member’s Interests’ aggregate net asset value as a result of the contribution of capital by other Members holding the same class of Interests as the Defaulting Member, which forfeited portion may be cancelled on the Company’s books and records or may be transferred to the non-defaulting Members holding the same class of Interests as the Defaulting Member, in each case without any action by the Defaulting Member;

(b)	Impose a Default Charge upon the Defaulting Member pursuant to 6.2.3;

(c)	Offer the Defaulting Member’s entire Interest to the other Members holding the same class of Interests as the Defaulting Member or third parties for purchase at a price equal to the lesser of the then net asset value of such Interest or the highest price reasonably obtainable by the Company, subject to such other terms as the Company in its discretion shall determine, which offer(s) shall be binding upon the Defaulting Member if the purchasing Members or third parties agree to assume the related Commitment with respect to such Interest of the Defaulting Member, including any portion then due and unpaid, and the Company pursuant to its authority under 14.8.1 may execute on behalf of the Defaulting Member any documents necessary to effect the Transfer of the Defaulting Member’s Interest pursuant to this 6.2.2(c);

(d)	Assist the Defaulting Member in selling its Interest (subject to applicable law), with the full assumption by the buyer of the Defaulting Member’s Commitments thereto, including any portion then due and unpaid;

(e)	Accept a late contribution from the Defaulting Member, with interest (if any), in satisfaction of its then-outstanding obligation to contribute hereunder; or

(f)	Pursue and enforce all of the Company’s other rights and remedies against the Defaulting Member under this Agreement or the relevant Subscription Agreement and applicable law and/or at equity, including but not limited to the commencement of a lawsuit to collect the unpaid capital contribution, interest, costs, and reimbursement (with interest at the Default Rate) for any other damages suffered by the Company.

If a Defaulting Member’s Interest is sold pursuant to (c) or (d) above, or if the Company exercises its discretion to accept a late contribution pursuant to (e) above, the Company shall not impose a Default Charge pursuant to 6.2.3 below. Otherwise, to the maximum extent permitted by law, the remedies set forth above shall be cumulative, and the use by the Company of one or more of them against a Defaulting Member shall not preclude the use of any other such remedy. The Company may pursue and enforce all rights and remedies it may have against a Defaulting Member. Notwithstanding anything to the contrary in this Agreement, the Company will hold the Defaulting Member responsible for all fees and expenses, including without limitation, attorneys’ fees or sales commissions, incurred as a result of the default.

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6.2.3	Default Charge.

The Members agree that the damages suffered by the Company as the result of a default by a Defaulting Member will be substantial and that such damages cannot be estimated with reasonable accuracy. To the maximum extent permitted by law, as a penalty, as permitted by Section 18-502(c) of the Delaware Act and subject to 6.2.2, the Company may cause a Defaulting Member to forfeit an additional portion of its Interest equal to up to 50% of each class of Interests such Defaulting Member subscribed for, respectively (the “Default Charge”) after application of 6.2.2(a), which forfeited Interests may be cancelled on the Company’s books and records or may be transferred to the non-defaulting Members, in each case without any action by the Defaulting Member.

6.2.4	Distributions to Defaulting Members.

Subject to any Default Charge imposed pursuant to 6.2.3, the Company may withhold any distributions that otherwise would be made to a Defaulting Member until such time as the Company makes its final liquidating distribution, or until such earlier time as the Company may determine. Any distributions so withheld, or the proceeds thereof, shall be placed in a separate escrow account and may only be used by the Company to offset obligations of such Defaulting Member. Upon the final liquidating distribution or such earlier time as the Company determines, if there are funds remaining in the escrow account after paying or reserving for all possible current and future obligations of such Defaulting Member, such funds shall be distributed to such Defaulting Member. If the Company has withheld in-kind distributions from a Member pursuant to this 6.2.4 and subsequently determines to pay the withheld distributions to such Member, it may elect to (1) pay cash to such Member in lieu of any distributions which were made to non-defaulting Members in kind and withheld from such Member, but the Company shall not, in such event, be liable to such Member for any subsequent increase in the value of any securities that would have been distributed to such Member had such Member not defaulted, or (2) deliver to such Member the securities or other assets (or substantially identical securities or assets) such Member would have received had the distribution to such Member not been withheld, but the Company shall not, in such event, be liable for any diminution in the value of such securities or other assets subsequent to the date such securities would have been distributed. Any losses incurred by the Company upon the disposition of the securities or other assets that would otherwise have been distributed to the Defaulting Member in kind shall be for the account of the Defaulting Member.

6.2.5	Effect of Default on Remaining Interest in Company.

(a)	The Company, in its sole and good faith discretion, may determine that no additional capital contribution shall be accepted from a Defaulting Member, in which case the Company shall so notify the Defaulting Member and, following the date that such notice is given to the Defaulting Member, the Company shall not call for additional capital contributions from such Defaulting Member.

(b)	If the Company has given the notice described in the preceding clause (a) and such Defaulting Member’s Unreturned Contribution with respect to its Interest has been reduced to zero (by application of the Default Charge or otherwise), then the Defaulting Member’s Interest shall be forfeited without compensation and the Defaulting Member shall no longer be a Member of the Company, and the Company shall have no further obligation to the Defaulting Member provided that the Defaulting Member shall remain liable for its obligation to return distributions pursuant to 12.4.

(c)	For purposes of any provision of this Agreement for which the Defaulting Member’s Commitment with respect to its Interest is relevant, the Company shall determine the

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amount of such Commitment, in its reasonable and good faith discretion, so as to carry out the purposes of such provision.

6.2.6	Default by Preferred Member.

Without limiting the other provisions of Article 6, in the event that a Preferred Member that has appointed a member of the Management Committee (a “Defaulting Preferred Member”) fails to make a capital contribution when due, and has also failed to make such payment on or before the date that is seven Business Days after the other Preferred Member that has appointed a member of the Management Committee (the “Non-Defaulting Preferred Member”) has given written notice to the Defaulting Preferred Member of such failure, then the Non-Defaulting Preferred Member may cause the Company to admit a replacement Preferred Member (a “Replacement Preferred Member”), which shall assume all or a portion of the Available Commitment of the Defaulting Preferred Member and succeed to the Defaulting Preferred Member’s rights to appoint a voting member of the Management Committee. Any Replacement Preferred Member may elect to purchase, and the Defaulting Preferred Member shall be required to sell to the Replacement Preferred Member, the entire Preferred Membership Interest and the entire Common Membership Interest of the Defaulting Preferred Member for a price based on the share of the current mark-to-market value of the Company’s Portfolio Investments allocable to the Defaulting Preferred Member’s Preferred Membership Interest.

ARTICLE 7 — DIVIDENDS AND DISTRIBUTIONS

7.1	AMOUNT, TIMING AND FORM.

7.1.1	Dividends.

Each Preferred Membership Interest will entitle the holder thereof to quarterly dividends at a rate equal to LIBOR plus 6.50% per annum (subject to a minimum LIBOR value for this purpose of 1.5% per annum) of the Unreturned Contributions associated with such Preferred Membership Interest. Dividends on Preferred Membership Interests will be cumulative and paid when declared by the Management Committee.

7.1.2	Distributions.

Except as otherwise provided in this Agreement, the Company shall determine the amount, timing and form (whether in cash or in kind) of all distributions made by it. Except as otherwise provided in this Agreement (including, but not limited to, 3.3(c), 6.1.7(b), 6.2.4 and 7.1.4), any available interest, dividends, other net cash flow received by the Company in respect of Portfolio Investments or any other cash available for distribution other than Proceeds after the application of the Senior Priority of Payments and any Reserves (collectively, “Interest Amounts”) will be distributed in accordance with the following order and priorities at the end of each quarter:

(a)	First, one hundred percent (100%) to the Preferred Members in an amount equal to any declared and unpaid dividends on Preferred Membership Interests, which amounts shall be distributed among the Preferred Members pro rata in accordance with their respective entitlements to such dividends;

(b)	Second, one hundred percent (100%) to the payment of Company Expenses pursuant to 5.1(d); and

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(c)	Thereafter, one hundred percent (100%) to the Common Members, which amounts shall be distributed among the Common Members pro rata based on their respective Unreturned Contributions or, if the Unreturned Contributions of the Common Members equal zero, pro rata based on the respective Commitments of such Common Members in their capacities as Preferred Members with respect to Preferred Membership Interests.

Except as otherwise provided in this Agreement (including, but not limited to, 3.3(c) and 6.2.4) after the application of the Senior Priority of Payments, available Proceeds will be distributed in accordance with the following order and priorities:

(d)	First, one hundred percent (100%) to the Preferred Members in an amount equal to any declared and unpaid dividends on Preferred Membership Interests (to the extent that such amounts remain unpaid from Interest Amounts), which amounts shall be distributed among the Preferred Members pro rata in accordance with their respective entitlements to such dividends;

(e)	Second, one hundred percent (100%) to the Preferred Members pro rata based on, and up to the amount of, their respective Unreturned Contributions; and

(f)	Thereafter, one hundred percent (100%) to the Common Members, which amounts shall be distributed among the Common Members pro rata based on their respective Unreturned Contributions or, if the Unreturned Contributions of the Common Members equal zero, pro rata based on the respective Commitments of such Common Members in their capacities as Preferred Members with respect to Preferred Membership Interests.

Notwithstanding anything to the contrary set forth in this Agreement, the available amounts distributable at any time to the Preferred Members from Proceeds shall be limited to amounts that are available for distribution after application of the Senior Priority of Payments.

7.1.3	Accelerated Repayment of Senior Credit Agreement.

Notwithstanding anything to the contrary herein, the Management Committee may, in its sole discretion at any time and from time to time, require the Company to direct a greater portion of any Proceeds to repayment of the lender under the Senior Credit Agreement than would otherwise be required by the terms of the Senior Credit Agreement.

7.1.4	Priority Distributions to Common Membership Interests.

Notwithstanding anything to the contrary herein, if any Common Member has contributed amounts to the Company in order to enable the Company to pay Company Expenses other than any amounts contributed to the Company pro rata by all Common Members (including, without limitation, the payment of Organizational Expenses by the BDC pursuant to 5.1(b)), the Company shall make priority distributions of Interest Amounts to such Common Member equal to such contributed amounts prior to making distributions of Interest Amounts in accordance with 7.1.2.

7.1.5	Form of Distributions; Apportionment of In-Kind Distributions.

All distributions made before the commencement of the liquidation of the Company’s assets pursuant to Article 10 shall consist of cash. Distributions on or after the commencement of the liquidation of the Company’s assets pursuant to Article 10 shall consist of cash, or, with the approval of the Management Committee, in kind distributions. Each lot of securities to be distributed in kind shall be

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distributed to the Members in proportion to their respective shares of the proposed distribution as provided in this Article 7 or Article 10, as the case may be, except to the extent that a disproportionate distribution of securities is necessary in order to avoid distributing fractional shares. For purposes of the preceding sentence, each lot of stock or other securities having a separately identifiable tax basis or holding period shall be treated as a separate lot of securities.

7.2	CERTAIN DISTRIBUTIONS PROHIBITED.

Anything in this Agreement to the contrary notwithstanding, no distribution shall be made to any Member if, and to the extent that, such distribution would not be permitted under the Delaware Act.

ARTICLE 8 — CAPITAL ACCOUNTS; ALLOCATIONS

8.1	CAPITAL ACCOUNTS.

8.1.1	Creation and Maintenance.

There shall be established on the books of the Company a capital account for each Member (such Member’s “Capital Account”) that shall be:

(a)	Increased by (1) any capital contributions made to the Company by such Member pursuant to this Agreement and (2) any amounts in the nature of income or gain added to the Capital Account of such Member pursuant to this Article 8;

(b)	Decreased by (1) any distributions made to such Member and (2) any amounts in the nature of loss or expense subtracted from the Capital Account of such Member pursuant to this Article 8; and

(c)	Otherwise adjusted in accordance with the provisions of this Agreement including, but not limited to, 6.2.3 as determined by the Management Committee (relating to the imposition of a Default Charge).

8.1.2	Accounting for Distributions in Kind.

For purposes of maintaining Capital Accounts, if Company property is distributed in kind:

(a)	The Company shall treat such property as if it had been sold for its fair market value on the date of distribution;

(b)	Any difference between the fair market value as so determined (net of any liabilities secured by such property or to which such property is subject) and the cost of such property shall be allocated, as of the time immediately preceding such distribution, to the Capital Accounts of the Members as Net Gain or Net Loss in accordance with this Article 8; and

(c)	The Capital Account of any Member receiving a distribution in kind shall be reduced by an amount equal to the fair market value of such property on the date of distribution (net of any liabilities secured by such property or to which such property is subject).

8.1.3	Timing of Adjustments to Capital Accounts.

Except as otherwise provided in this Agreement, the Company’s books shall be closed and the Members’ Capital Accounts shall be adjusted in accordance with this Article 8 as of the close of business on the following dates: (a) the last day of each fiscal year; (b) the day before the Company’s final liquidating distribution; and (c) any other date determined by the Management Committee to be appropriate for a closing of the Company’s books.

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8.1.4	Compliance with Treasury Regulations; Cost.

The provisions of this 8.1, including the provisions relating to the maintenance of Capital Accounts, are intended to comply with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations as determined by the Management Committee. In determining Capital Accounts and in making allocations and distributions pursuant to this Agreement (unless the context otherwise requires), the cost of any asset of the Company shall be deemed to be the adjusted tax basis thereof, with such further adjustments as may be required to comply with Treasury Regulations Section 1.704-1(b)(2)(iv).

8.2	ALLOCATIONS OF NET GAIN OR LOSS.

(a)	Net Gain or Net Loss (or items thereof) for any taxable period shall be allocated among the Members in a manner that is consistent with the distribution and other economic provisions of this Agreement and the requirements of Section 704 of the Code, in each case as determined by the Management Committee.

(b)	For federal, state and local income tax purposes, items of Company income, gain, loss deduction and credit for each taxable year of the Company shall be allocated among the Members in a manner that is generally consistent with the allocations of Net Gain and Net Loss (and items thereof) set forth in 8.2(a) and the requirements of Section 704(c) of the Code, the Treasury Regulations thereunder and any similar provisions of state or local income tax law, in each case as determined by the Management Committee.

ARTICLE 9 — DURATION OF THE COMPANY

9.1	TERM OF COMPANY.

The term of the Company shall continue until the sixth anniversary of the Initial Closing Date, unless such term is extended as provided in this 9.1, or unless the Company is sooner dissolved as provided in 9.2 or by operation of law. The term of the Company may be extended for two additional one-year periods by the BDC in its sole discretion upon notice to the Management Committee. Thereafter, the term of the Company may be extended by the BDC for additional one-year periods, in each case with the prior consent of the Management Committee.

9.2	EVENTS OF DISSOLUTION.

The Company shall be dissolved (i) upon the expiration of its term (as such term may be extended pursuant to this Agreement), (ii) at any time there are no members of the Company, unless the business of the Company is continued in accordance with this Agreement or the Delaware Act, or (iii) upon the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

ARTICLE 10 — LIQUIDATION OF ASSETS ON DISSOLUTION

10.1	GENERAL.

Following dissolution, the Company’s assets shall be liquidated in an orderly manner. The Management Committee shall be the liquidator to wind up the affairs of the Company pursuant to this Agreement. The Management Committee as liquidator shall cause the Company to pay or provide for the satisfaction of the Company’s liabilities and obligations to creditors in accordance with the Delaware Act. In performing their duties, the Management Committee as liquidator is authorized to sell, exchange or

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otherwise dispose of the assets of the Company in such reasonable manner as the Management Committee shall determine to be in the best interest of the Members.

10.2	LIQUIDATING DISTRIBUTIONS; PRIORITY.

Subject to Section 18-804 of the Delaware Act, the proceeds of liquidation shall be applied in the following order of priority:

(a)	First, to pay the costs and expenses of dissolution and liquidation; to pay or provide for the satisfaction of the Company’s debts and other liabilities, including obligations under the Senior Credit Agreement and to other creditors in accordance with the Delaware Act; and to establish any reserves which the liquidator may deem necessary or advisable for any contingent or unmatured liability of the Company;

(b)	Second, one hundred percent (100%) to the Preferred Members in an aggregate amount equal to any unpaid dividends on all Preferred Membership Interests (regardless of whether declared), which amounts shall be distributed among the Preferred Members pro rata in accordance with their respective entitlements to such dividends;

(c)	Third, one hundred percent (100%) to the Preferred Members in an aggregate amount equal to the aggregate Unreturned Contributions of the Preferred Members, which amounts shall be distributed among the Preferred Members pro rata based on their respective Unreturned Contributions;

(d)	Thereafter, to the Common Members, which amounts shall be distributed among the Common Members pro rata based on their respective Unreturned Contributions or, if the Unreturned Contributions of the Common Members equal zero, pro rata based on the respective Commitments of such Common Members in their capacities as Preferred Members with respect to Preferred Membership Interests.

10.3	DURATION OF LIQUIDATION.

A reasonable time shall be allowed for the winding up of the affairs of the Company in order to minimize any losses otherwise attendant upon such a winding up.

10.4	LIABILITY FOR RETURNS.

None of the liquidator and its respective partners, members, stockholders, officers, directors, managers, employees, agents and Affiliates shall be personally liable to any Member for the return of the capital contributions of any Member.

10.5	POST-DISSOLUTION INVESTMENTS AND DRAWDOWNS.

Notwithstanding anything to the contrary set forth in this Article 10, but subject to the other limitations on investments set forth in this Agreement and the Delaware Act, the liquidator may, at any time or times after dissolution, cause the Company to make additional investments in entities which were Portfolio Companies on the date of dissolution (including any successor to, or subsidiary of, a Portfolio Company), if the liquidator believes that such additional investments are in the best interest of the Members and in furtherance of the winding up of the affairs of the Company.

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ARTICLE 11 — LIMITATIONS ON TRANSFERS AND REDEMPTIONS OF COMPANY UNITS

11.1	TRANSFERS OF INTERESTS.

11.1.1	General.

(a)	No assignment, pledge, mortgage, hypothecation, gift, sale or other disposition or encumbrance (collectively, “Transfer”) of a Member’s Interest, in whole or in part, shall be made other than pursuant to this 11.1. Any attempted Transfer of all or any part of a Member’s Interest without compliance with this Agreement shall be void to the maximum extent permitted by law. Each Transfer shall be subject to all of the terms, conditions, restrictions and obligations set forth in this Agreement and shall be evidenced by an assignment agreement executed by the transferor, the transferee(s) and the Company, in form and substance satisfactory to the Management Committee. No Transfer will be effectuated except by registration of the Transfer on the Company’s books.

(b)	Any transfer of a Preferred Membership Interest must include a transfer of a proportionate amount of such Member’s Common Membership Interest (and, likewise, any transfer of a Common Membership Interest must include a transfer of a proportionate amount of the Preferred Membership Interest held by such Member).

11.1.2	Consent of Management Committee.

The prior written consent of the Management Committee shall be required for any Transfer of all or part of any Member’s Interest. Such consent of the Management Committee may not be unreasonably withheld in the case of any proposed Transfer to an Affiliate of the transferring Member.

11.1.3	Required Representations by Parties.

The transferor and transferee(s) shall provide such additional written representations as the Management Committee reasonably may request.

11.1.4	Other Prohibited Legal Consequences.

No Transfer shall be permitted, and the Management Committee shall withhold its consent with respect thereto, if such Transfer or the admission of the transferee to the Company as a substituted Member would:

(a)	Result in the Company’s assets becoming “plan assets” of any ERISA Member within the meaning of the Plan Assets Regulation;

(b)	Result in the violation of applicable securities law; or

(c)	Result in the Company becoming taxable as a corporation.

11.1.5	Opinion of Counsel.

The Management Committee may, but is not required to, condition its consent to any Transfer hereunder upon receipt by the Management Committee of a written opinion of counsel for the Company,

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or of other counsel reasonably satisfactory to the Management Committee, in form and substance satisfactory to the Management Committee, as to such legal matters as the Management Committee reasonably may request.

11.1.6	Reimbursement of Transfer Expenses.

Any Member who requests or otherwise seeks to effect a Transfer of all or a portion of its Interest hereby agrees to reimburse the Company, at its request, for any expenses reasonably incurred by the Company in connection with such Transfer, including the costs of seeking and obtaining the legal opinion required by 11.1.5 and any other legal, accounting and miscellaneous expenses (“Transfer Expenses”), whether or not such Transfer is consummated. At its election, and in any event if the transferor has not reimbursed the Company for any Transfer Expenses incurred by the Company in preparing for or consummating a proposed or completed Transfer within 30 days after the Company has delivered to such Member written demand for payment, the Company may seek reimbursement from the transferee of such Interest (or portion thereof). If the transferee does not reimburse the Company for such Transfer Expenses within a reasonable time (or, in the case of a Transfer not consummated, the prospective transferor does not reimburse the Company within a reasonable time), the Company may withhold such amount from distributions that would otherwise be made with respect to such Interest (with such withheld amount treated as having been distributed to the holder of such Interest for all other purposes of this Agreement).

11.2	Admission of Substituted Members.

11.2.1	General.

Any transferee of a Member’s Interest transferred in accordance with the provisions of this Article 11 shall be admitted as a substituted Member upon its execution (whether on its own behalf or via an attorney-in-fact) of an assignment agreement and a counterpart to this Agreement and upon obtaining the Management Committee’s written consent. Without the written consent of the Management Committee to such substitution, no transferee of a Member’s Interest shall be admitted as a substituted Member.

11.2.2	Effect of Admission.

The transferee of an Interest transferred pursuant to this Article 11 that is admitted to the Company as a substituted Member shall succeed to the rights and liabilities of the transferor Member with respect to such Interest and, after the effective date of such admission, the Commitment, Aggregate Contribution and Unreturned Contribution of the transferor with respect to the applicable class of Interest being transferred shall become the applicable Commitment, Aggregate Contribution and Unreturned Contribution, respectively, of the transferee, to the extent of the Interest transferred. If a transferee is not admitted to the Company as a substituted Member, (a) such transferee shall have no right to participate with the Members in any votes taken or consents granted or withheld by the Members hereunder, and (b) the transferor shall remain liable to the Company for all contributions and other amounts payable with respect to the transferred Interest to the same extent as if no Transfer had occurred.

11.2.3	Non-Compliant Transfer.

If a Transfer has been proposed or attempted but the requirements of this Article 11 have not been satisfied, the Management Committee shall not admit the purported transferee as a substituted Member but, to the contrary, shall ensure that the Company (a) continues to treat the transferor as the sole owner of the Interest purportedly transferred, (b) makes no distributions to the purported transferee and (c) does not furnish to the purported transferee any tax or financial information regarding the Company. The

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Company shall also not otherwise treat the purported transferee as an owner of any Interest (either legal or equitable), unless required by law to do so. To the maximum extent permitted by law, the Company shall be entitled to seek injunctive relief, at the expense of the purported transferor, to prevent any such purported Transfer.

11.3	MULTIPLE OWNERSHIP.

If any Transfer results in multiple ownership of any Member’s Interest, the Management Committee may require one or more trustees or nominees to be designated as representing a portion of or the entire Interest transferred for purposes of (a) receiving all notices which may be given, and all payments which may be made, under this Agreement and (b) exercising all rights which the transferor as a Member has pursuant to the provisions of this Agreement.

ARTICLE 12 — EXCULPATION AND INDEMNIFICATION

12.1	EXCULPATION.

12.1.1	General.

To the maximum extent permitted by law, no Covered Person shall be liable to the Company or any Member for any loss suffered by the Company or any Member which arises out of any investment or any other action or omission of such Covered Person if such Covered Person did not act in bad faith or with willful misconduct. For purposes of this Article 12, “Covered Person” shall mean the members of the Management Committee and the Advisory Committee, the Members who appointed such members of the Management Committee and the Advisory Committee, the Administrative Agent, and their respective employees, agents, controlling persons and any other Affiliate and any person who otherwise serves at the request of the Company on its behalf, each to the extent such losses or cause of action relate to such Person’s serving in such capacity. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of a Covered Person to the Company or any Member otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

12.1.2	Activities of Others.

To the maximum extent permitted by law (including, without limitation, ERISA), no Covered Person shall be liable to the Company or any Member for the negligence, whether by action or omission, dishonesty or bad faith of any broker or other agent of the Company selected with reasonable care.

12.1.3	Liquidator.

To the maximum extent permitted by law (including, without limitation, ERISA), no Person serving as liquidator shall be liable to the Company or any Member for any loss suffered by the Company or any Member which arises out of any action or omission of such Person, provided that such Person did not act in bad faith or with willful misconduct.

12.1.4	Advice of Experts.

To the maximum extent permitted by law (including, without limitation, ERISA), no Covered Person and no Person serving as liquidator shall be liable to the Company or any Member with respect to any action or omission taken or suffered by any of them in good faith if such action or omission is taken or suffered in reliance upon and in accordance with the opinion or advice of legal counsel (as to matters

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of law), or of accountants (as to matters of accounting), or of investment bankers, accounting firms, or other appraisers (as to matters of valuation), provided that any such professional or firm is selected with reasonable care.

12.2	INDEMNIFICATION.

12.2.1	General.

To the maximum extent permitted by law, the Covered Persons, each liquidator, and each partner, member, stockholder, director, officer, manager, trustee, employee, agent and Affiliate of any of the foregoing (each, an “Indemnitee”) shall be indemnified, subject to the other provisions of this Agreement, by the Company (only out of Company assets, including the proceeds of liability insurance and the right to require contributions or other payments by the Members under this Agreement) against any claim, demand, controversy, dispute, cost, loss, damage, expense (including reasonable attorneys’ fees), judgment and/or liability incurred by or imposed upon the Indemnitee in connection with any action, claim, suit, investigation or proceeding (including any proceeding before any court, arbitrator, administrative or legislative body or other agency) or any settlement thereof (subject to 12.2.3), to which the Indemnitee may be made a party or otherwise involved or with which the Indemnitee shall be threatened, arising out of (a) any mistake in judgment, (b) any action or omission done on behalf of the Company or in furtherance of the interests of the Company or the Members or otherwise arising out of or in connection with the Company, or (c) losses due to the mistake, action, inaction or negligence of other agents of the Company, except for such losses arising from such Indemnitee’s own bad faith or willful misconduct.

12.2.2	Effect of Judgment.

Notwithstanding 12.2.1, an Indemnitee shall not be indemnified with respect to matters as to which the Indemnitee shall have been finally adjudicated in any such action, suit or proceeding to have acted in bad faith or with willful misconduct.

12.2.3	Effect of Settlement.

In the event of settlement of any action, suit or proceeding brought or threatened, such indemnification shall apply to all matters covered by the settlement except for matters as to which the Company is advised by counsel (who may be counsel regularly retained to represent the Company) that the Person seeking indemnification, in the opinion of counsel acted in bad faith or with willful misconduct in the conduct of such Indemnitee’s position.

12.2.4	Process; Advance Payment of Expenses.

(a)

Promptly after receipt by an Indemnitee of notice of the commencement of any action, such Indemnitee shall, if a claim in respect thereof is to be made against the Company pursuant to this 12.2, notify the Management Committee in writing of the commencement thereof; but the omission so to notify the Management Committee will not relieve the Company from any liability (except to the extent that the Company is materially prejudiced by such omission) which it may have to any Indemnitee under this 12.2 (other than under this 12.2.4). Once the Management Committee is so notified, the Company will be entitled to participate in such action and, if desired, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. If the Company so assumes the defense, the Company shall not be liable to such Indemnitee under this 12.2 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by

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such Indemnitee in connection with the defense thereof, provided, however, that if (i) the Company and the Indemnitee mutually agree otherwise, (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnitee, (iii) the Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company or (iv) the named parties in any such proceedings (including any impleaded parties) include both the Company and the Indemnitee and the Indemnitee shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Company shall be liable to such Indemnitee under this 12.2.4 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee.

(b)	The Company and the Indemnitee shall inform any other Indemnitee of any such settlement, compromise or judgment, prior to the completion of such settlement, compromise or judgment. The Company shall not, without the written consent of the Indemnitee, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnitee.

(c)	Except to the extent described above in this 12.2.4, the Company shall pay the expenses incurred by an Indemnitee in connection with any such action, suit or proceeding, or in connection with claims arising in connection with any potential or threatened action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, upon receipt of an enforceable undertaking by such Indemnitee to repay such payment if the Indemnitee shall be determined to be not entitled to indemnification for such expenses pursuant to this Article 12; provided, however, that in such instance the Indemnitee is not defending an actual or threatened claim, action, suit or proceeding (a) against the Indemnitee by the Company and/or the Management Committee (or by the Indemnitee against the Company and/or the Management Committee).

12.2.5	Insurance.

The Company may purchase and maintain insurance and/or fidelity bonds, at the expense of the Company and to the extent available, for the protection of any Indemnitee or potential Indemnitee against any liability incurred in any capacity which results in such Person being an Indemnitee (provided that such Person is serving in such capacity at the request of the Company or the Management Committee), whether or not the Company has the power to indemnify such Person against such liability. The Company may purchase and maintain insurance and/or fidelity bonds on behalf of and at its own expense for the protection of any officer, director, manager, employee or other agent of the Company or any organization in which the Company owns an interest or of which the Company is a creditor against similar liabilities, whether or not the Company has the power to indemnify any Person against such liabilities.

12.2.6	Successors and Survival.

The foregoing right of indemnification shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each such Indemnitee and shall survive the termination of this Agreement.

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12.2.7	Rights to Indemnification from Other Sources.

The rights to indemnification and advancement of expenses conferred in this 12.2 shall not be exclusive and shall be in addition to any rights to which any Indemnitee may otherwise be entitled or hereafter acquire under any law, statute, rule, regulation, charter document, by-law, contract or agreement.

12.2.8	Insurance and Other Sources for Indemnity.

Each Indemnitee shall, as a condition to obtaining payments under this 12.2, use commercially reasonable efforts to seek payment from any applicable Portfolio Company, its insurance carriers and/or the insurance carriers of the Company. The Company shall, in good faith, determine whether any such Indemnitee has used commercially reasonable efforts to seek such payments. In no event, however, shall the Company be precluded from making payments under this 12.2 to any such Indemnitee if reasonable uncertainty exists as to the likelihood of payment by any such Portfolio Company or insurance carrier in a timely manner or on reasonably acceptable terms.

12.3	LIMITATION BY LAW.

If any Covered Person or Indemnitee or the Company itself is subject to any federal or state law, rule or regulation which restricts the extent to which any Person may be exonerated or indemnified by the Company, the exoneration provisions set forth in 12.1 and the indemnification provisions set forth in 12.2 shall be deemed to be amended, automatically and without further action by the Members, to the minimum extent necessary to conform to such restrictions.

12.4	RETURN OF CERTAIN DISTRIBUTIONS.

(a)

If (1) the Company incurs or reserves for (or becomes obligated to reimburse a third party for) a liability or obligation under this Article 12, (2) the Company does not have sufficient available funds to satisfy such liability or obligation (the amount of such liability or obligation in excess of the Company’s available assets being the “Shortfall Amount”), and (3) each Member (other than a Defaulting Member) has already made Aggregate Contributions pursuant to drawdowns equal to such Member’s Commitment and any Recallable Amount, then the Company may require that each Member return distributions to the Company, upon not less than 10 days’ prior written notice from the Company, of its proportionate share of the Shortfall Amount (determined based upon the aggregate lesser amount of distributions that each Member would have received if such indemnification obligation had been incurred and paid by the Company prior to any distributions having been made by the Company); provided, however, that no Member shall be required to return an aggregate amount pursuant to this 12.4 in excess of the lesser of the aggregate amount of distributions received by such Member and 25% of such Member’s aggregate Commitment. Notwithstanding the foregoing, (a) in no event shall any Member be required to return distributions pursuant to this 12.4 in an amount which exceeds the aggregate amount of distributions received by such Member from the Company on or after the date that is 24 months prior to the date on which the Company notified the Members in writing of such potential obligations or liabilities, net of any amounts returned by such Member to the Company during such period pursuant to this 12.4, and (b) in no event shall any Member be required to return distributions pursuant to this 12.4 more than two years after the Company’s final liquidating distribution except to fund payment of obligations or liabilities for which the Company has delivered to the Members on or prior to the second anniversary of such final liquidating distribution

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written notice of such potential obligations or liabilities (and, to the extent permitted by law (including, without limitation, ERISA), the Company may require payments made after its final liquidating distribution to be made to TCW or directly to an Indemnitee).

(b)	A Member’s obligation to return distributions to the Company under this 12.4 shall survive the termination, dissolution and winding up of the Company (and the Company may require any payments made after its final liquidating distribution to be made to TCW or directly to an Indemnitee), and the Company may pursue and enforce all rights and remedies it may have against each Member under this 12.4, including instituting a lawsuit to collect such contribution with interest from the due date at the Default Rate. The return obligations of the Members pursuant to this 12.4 shall be in addition to their capital contribution obligations with respect to their Commitments. Amounts returned by a Member pursuant to this 12.4 shall be treated as a reduction in the amount of distributions received by such Member, and amounts returned by such Member pursuant to this 12.4 shall not increase such Member’s Commitment; provided that failure to make a required payment pursuant to this 12.4 by any Member may, in the Company’s discretion, be treated for purposes of 6.2 and the provisions and remedies therein as a failure by such Member to make a required capital contribution pursuant to a capital call. Amounts to be returned pursuant to this 12.4 shall be payable in cash. The provisions of this 12.4 shall not be construed or interpreted as inuring to the benefit of any creditor of (i) the Company (other than Indemnitees), (ii) a Member, (iii) the Management Committee or (iv) any Indemnitee.

(c)	Amounts returned by the Members to the Company pursuant to this 12.4 shall, subject to the Delaware Act, be used to satisfy expenses incurred pursuant to this Article 12. If, for any reason other than satisfaction of such liability or obligation by the Company, any such liability or obligation is cancelled or terminated, in whole or in part, the Company shall return to the Members the unused portion of the amount contributed.

ARTICLE 13 — AMENDMENTS

13.1	AMENDMENTS.

13.1.1	By Consent.

Except as otherwise provided in this Agreement, the terms and provisions of this Agreement (including, without limitation, 14.8.8) may be waived, modified, amended, or deleted during or after the term of the Company, with the prior written consent of both (a) the Management Committee and (b) a majority of the Members (calculated on a per capita basis (i.e. with each Member counting equally), rather than on the basis of relative sizes of Interests, Commitments or capital contributions, and without regard to class); provided, however, that any amendment that would discriminate against a particular Member or that would have a disproportionate impact on a particular Member’s rights or obligations under this Agreement shall require the prior written consent of such Member. This 13.1.1 shall not be amended without the unanimous consent of all Members.

13.1.2	Amendments Affecting Members’ Economic Rights.

No amendment to this Agreement shall increase any Commitment of any Member or dilute the relative Interest of any Member with respect to the other Members holding Interests of the same class in the profits or capital of the Company or in allocations or distributions attributable to the ownership of

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such Interest without the prior written consent of such Member. This 13.1.2 shall not be amended without the unanimous consent of all Members.

13.1.3	Consent to Amend Special Provisions.

Without the prior written consent of the Members indicated, the following provisions shall not be amended:

(a)	15.1, 15.2 or this 13.1.3(a) without the prior written consent of a majority in interest of all Members that are ERISA Members;

(b)	15.2 (as that provision applies to Public Plan Members), 15.3 or this 13.1.3(b) without the prior written consent of a majority in interest of all Members that are Public Plan Members;

(c)	15.2 (as that provision applies to Foundation Members), 15.4 or this 13.1.3(c) without the prior written consent of a majority in interest of all Members that are Foundation Members; or

(d)	15.2 (as that provision applies to BHC Members), 15.5 or this 13.1.3(d) without the prior written consent of a majority in interest of all Members that are BHC Members.

13.1.4	Notice of Amendments.

The Company shall promptly furnish copies of any amendments to this Agreement to all Members. Changes made to the books and records of the Company made pursuant to 3.1 or otherwise shall not be deemed to be amendments to this Agreement and shall not be required to be furnished to all Members.

13.1.5	Other Agreements.

Notwithstanding the provisions of this Agreement or any Subscription Agreement, but subject to applicable federal securities law, it is hereby acknowledged and agreed that the Management Committee on behalf of the Company, without the approval of any Member or any other Person, may enter into a side letter or similar agreement with a Member, executed in connection with the admission of such Member to the Company, which agreement has the effect of establishing rights under, or altering or supplementing the terms of this Agreement or such Member’s Subscription Agreement in order to meet certain regulatory or tax requirements that are unique to such Member (an “Other Agreement”). The Management Committee shall provide prompt notice of any Other Agreement to each other Member and, to the extent such requirements are applicable to another Member, such other Member shall also be entitled to receive the benefits of such Other Agreement. The parties hereto agree that any terms contained in an Other Agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.

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ARTICLE 14 — ADMINISTRATIVE PROVISIONS

14.1	KEEPING OF ACCOUNTS AND RECORDS; CERTIFICATE OF FORMATION; ADMINISTRATIVE AGENT.

14.1.1	Accounts and Records.

At all times the Company shall keep proper and complete books of account, in which shall be entered fully and accurately the transactions of the Company. Such books of account shall be kept on the accrual method of accounting. The Company shall also maintain: (a) an executed copy of this Agreement (and any amendments hereto); (b) the Certificate (and any amendments thereto); (c) executed copies of any powers of attorney pursuant to which any document described in clause (a) or (b) has been executed by the Company; (d) a current list of the name, address, Commitments and taxpayer identification number, if any, of each Member; (e) copies of all tax returns filed by the Company; and (f) all financial statements of the Company for each of the prior seven years. These books and records shall at all times be maintained at the principal office of the Company and in accordance with the Company’s record retention policy.

14.1.2	Certificate of Formation.

The Company shall file for record with the appropriate public authorities and, if required, publish the Certificate and any amendments thereto.

14.1.3	Administrative Agent.

The Company will enter into a contract (the “Administrative Services Agreement”) with TCW or an Affiliate thereof (the “Administrative Agent”) to perform certain administrative, accounting and investor services for the Company. The Administrative Services Agreement and any material amendment thereof shall require prior approval of the Management Committee. The function of the Administrative Agent shall be non-discretionary and administrative only. The Administrative Services Agreement shall not entitle the Administrative Agent to any fees for its services, but shall entitle it to reimbursement for reasonable expenses, including the fees and expenses of a third party sub-administrator retained to perform some or all of the services that the Administrative Agent would otherwise perform for the Company.

14.2	INSPECTION RIGHTS.

At any time before the Company’s complete liquidation, each Member, or a designee thereof, at its own expense may (a) fully examine and audit the Company’s books, records, accounts and assets, including bank account balances and (b) examine, or request that the Company furnish, such additional information as is reasonably necessary to enable the requesting Member to review the state of the investment activities of the Company; provided that the Company can obtain such additional information without unreasonable effort or expense; provided, further, that the Company may redact confidential information relating to another Member. Any such examination or audit shall be made (1) only upon ten (10) Business Days’ prior written notice to the Company, (2) during normal business hours and (3) without undue disruption. Notwithstanding the foregoing, the Company shall have the benefit of the confidential information provisions of Section 18-305(c) of the Delaware Act and the obligation to make Company Information available or to furnish Company Information shall be subject to 14.8.8.

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14.3	FINANCIAL REPORTS.

14.3.1	Annual Financial Statements.

Subject to 14.8.8, the Company shall use its best efforts to provide to each Member, within 90 days after the close of each fiscal year, the audited financial statements of the Company for such fiscal year, which audited financial statements shall be prepared in accordance with generally accepted accounting principles as in effect at such time. In addition, the Company shall cooperate with the BDC to timely provide such information as the BDC reasonably requests in connection with reporting requirements applicable to the BDC.

14.3.2	Annual Tax Information.

Subject to 14.8.8, the Management Committee shall use its best efforts to transmit to each Member, within 90 days after the close of each fiscal year, such Member’s Schedule K-1 (Internal Revenue Service Form 1065) or an equivalent report indicating such Member’s share of all items of income or gain, expense, loss or other deduction and tax credit of the Company for such year, as well as the status of its Capital Account as of the end of such year, and such additional information as such Member reasonably may request to enable it to complete its tax returns or to fulfill any other reporting requirements, provided that the Management Committee can obtain such additional information without unreasonable effort or expense.

14.3.3	Additional Reporting.

Subject to 14.8.8, the Company shall generally furnish to each Member, within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, unaudited financial statements of the Company for the quarter then ended.

14.3.4	Web Site.

Notwithstanding 14.5, the Company shall, to the maximum extent permitted by law, be deemed to have satisfied its obligations to provide financial statements, reports or other notices pursuant to this Agreement if the Company posts such financial statements, reports or other notices on a web site and gives notice to the Members, pursuant to 14.5, of the availability of such financial statements, reports or other notices, the URL address of the web site and a password for access to such web site, if necessary, and such access will include the ability to download and print such financial statements, reports or other notices.

14.4	VALUATION.

14.4.1	Valuation by Management Committee.

At the end of each fiscal quarter and whenever valuation of Company assets or net assets (including the net asset value of the Interests) is otherwise required by this Agreement, the Management Committee (with the input of an external, independent valuation firm retained by the Company described in 14.4.5) shall determine the fair market value thereof in good faith in accordance with this 14.4. Valuations of Company investments will be determined by the Management Committee at the end of each fiscal quarter.

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14.4.2	Freely Tradable Securities.

The fair market value of any security owned by the Company which is a Freely Tradable Security shall be determined on the basis of the last reported trade price of such security on the date the value is being determined on the exchange where it is primarily traded or, if such security is not traded on an exchange, such security shall be valued at the reported closing bid prices (or average of bid prices) last quoted on such dates as reported by an established quotation service for over-the-counter securities. For purposes of determining the fair market value of any Freely Tradable Security as of any date, the “last reported” trade price or sale price on any trading day shall be deemed to be: (a) for securities traded primarily on the New York Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, as of 4:00 p.m., New York time, on that day and (b) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the “regular hours” trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a security as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

14.4.3	Other Assets.

The determination of the fair market value of all other assets of the Company shall be based upon all relevant factors, including, without limitation, such of the following factors as may be deemed relevant by the Management Committee: current financial position and current and historical operating results of the issuer; sales prices of recent public or private transactions in the same or similar securities, including transactions on any securities exchange on which such securities are listed or in the over-the-counter market; general level of interest rates; recent trading volume of the security; restrictions on transfer, including the Company’s right, if any, to require registration of its securities by the issuer under the securities laws; any liquidation preference or other special feature or term of the security; significant recent events affecting the Portfolio Company, including any pending private placement, public offering, merger or acquisition; the price paid by the Company to acquire the asset; the percentage of the issuer’s outstanding securities that is owned by the Company; and all other factors affecting value.

14.4.4	Goodwill and Intangible Assets.

In determining the fair market value of the assets of the Company, no allowance of any kind shall be made for goodwill or the name of the Company, the Company’s records, files and statistical data or any intangible assets of the Company in the nature of or similar to goodwill. The Company’s name and goodwill shall, as among the Members, be deemed to have no value, and no Member shall have any right or claim individually to the use thereof. The Members agree that the names, trademarks and service marks “TCW”, “TCW & Design”, and all modifications, derivations or versions thereof, and any goodwill associated therewith, are owned by one or more Affiliates of TCW, and use of any such name as part of the Company’s name or in connection with the Company’s activities shall not affect the ownership of such names, trademarks and service marks.

14.4.5	Independent Valuation Agent.

The Management Committee will engage an independent valuation agent on behalf of the Company to assist the Management Committee in determining the fair market value of the Company’s assets for which market quotations are not readily available. The Company’s valuation agent will at all times be unaffiliated with TCW and will be experienced in the valuation of assets similar to the types of investments to be made by the Company.

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14.5	NOTICES.

Except where otherwise specifically provided in this Agreement (including 14.3.4), all notices, requests, consents, approvals and statements shall be in writing and, if properly addressed to the recipient, shall be deemed given (a) on the date of actual receipt if delivered personally to the recipient; (b) three (3) Business Days after mailing if mailed by first class mail (or if sent to or from outside the United States, by airmail), postage prepaid; (c) if a Business Day and sent prior to 1:00 p.m. Los Angeles time, the date of transmission (or, if not a Business Day or sent after 1:00 p.m. Los Angeles time, the Business Day following transmission) if sent by electronic facsimile transmission or e-mail or (d) one (1) Business Day after being sent by a reputable overnight courier service, overnight delivery requested. Notices shall be deemed to be properly addressed, if to the Company at: TCW Direct Lending Strategic Ventures LLC, c/o TCW Asset Management Company, Attention: Richard Miller, 200 Clarendon St., 51st Floor, Boston, MA 02116, with a copy to TCW Asset Management Company, Attention: Meredith Jackson, 865 S. Figueroa Street, Los Angeles, CA 90017, or if to any Member (or trustee or nominee pursuant to 11.3), if addressed to its address as set forth in such Member’s Subscription Agreement, or to such other address or addresses as the addressee previously may have specified by written notice given in the manner specified in this 14.5 to the Company, in the case of the Members, or to the Members, in the case of the Company.

14.6	ACCOUNTING PROVISIONS.

14.6.1	Fiscal Year.

The fiscal year of the Company shall be the calendar year or, if the Company is required to use a different year as its taxable year for federal income tax purposes, such other year.

14.6.2	Independent Auditors.

The Company’s independent public auditors shall at all times be a nationally recognized independent public auditing firm selected by the Company. The Company may change its auditors from time to time, and the Company will notify the Members of any such change.

14.7	TAX PROVISIONS.

14.7.1	Classification as Company.

The Management Committee (a) shall not cause or permit the Company to elect (1) to be excluded from the provisions of Subchapter K of Chapter 1 of the Code or (2) to be treated as a corporation for federal income tax purposes or (3) to be treated as an “electing large partnership” as defined in Section 775 of the Code; (b) shall cause the Company to make any election reasonably determined to be necessary or appropriate in order to ensure the treatment of the Company as a partnership for federal income tax purposes; (c) shall cause the Company to file any required tax returns in a manner consistent with its treatment as a partnership for federal income tax purposes; and (d) shall not take any action that would be inconsistent with the treatment of the Company as a partnership for such purposes.

14.7.2	Tax Matters Partner.

The “tax matters partner,” as defined in Section 6231 of the Code, of the Company (the “Tax Matters Partner”) will be appointed by the Management Committee. All expenses incurred by the Tax Matters Partner (including professional fees for such accountants, attorneys and agents as the Tax Matters

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Partner in its discretion determines are necessary to or useful in the performance of its duties in that capacity) shall be borne by the Company. Each Member shall provide to the Company upon request such information or forms that the Management Committee may reasonably request with respect to the Company’s compliance with applicable tax laws.

14.7.3	Tax Elections.

Except as otherwise provided in this Agreement, the Management Committee in its absolute discretion may make any tax elections and other decisions relating to tax matters on behalf of the Company that it deems appropriate. Without limiting the foregoing, the Management Committee, in its sole discretion, may make an election under Section 754 of the Code or an election to have the Company treated as an “electing investment partnership” for purposes of Section 743 of the Code. If the Management Committee elects to have the Company treated as an “electing investment partnership,” the other Members shall cooperate with the Management Committee to maintain that status and shall not take any action that would be inconsistent with such election. Upon request, the Members shall provide the Management Committee with any information necessary to allow the Company to comply with (a) its obligations to make tax basis adjustments under Sections 734 or 743 of the Code or (b) its obligations as an “electing investment partnership.” Each Member agrees that it shall not make an election under Section 732(d) of the Code with respect to any property distributed to it by the Company without the prior written consent of the Management Committee.

14.7.4	Tax Reporting.

(a)	Preferred Interests. Unless otherwise required by a change in law or a determination by the U.S. Internal Revenue Service, in each case as determined by the Management Committee in good faith after consultation with the Company’s tax counsel, the Management Committee will cause the Company to report the Preferred Membership Interests as equity for federal income tax purposes.

(b)	Consistency. For United States federal, state and local income tax purposes, each Member shall report the tax items attributable to its participation in the Company on its income tax returns in a manner consistent with the tax treatment of such items as reported to it by the Company.

14.8	GENERAL PROVISIONS.

14.8.1	Power of Attorney.

Each of the undersigned, by execution of this Agreement (including by execution of a counterpart signature page hereto directly), hereby designates any duly authorized representative of the Company as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign, acknowledge and deliver or file (a) the Certificate and any other instruments, documents and certificates which may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Company, (b) all instruments, documents and certificates that may be required to effectuate the dissolution and termination of the Company in accordance with the provisions hereof and the Delaware Act, (c) all other amendments of this Agreement or the Certificate contemplated by this Agreement to the extent that such amendments are entered into in strict compliance with this Agreement, including, without limitation, amendments reflecting the addition or substitution of any Member, or any action of the Members or the Members duly taken in strict compliance with this Agreement whether or not such Member voted in favor of or otherwise approved such action that has been approved by the applicable vote or written consent of the Members (if required) pursuant to the terms of this Agreement, (d) any other instrument, certificate or document required from time to time to effect a substitution of a

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Member as a Member, to effect the substitution of the Member’s assignee as a Member, or to reflect any action of the Members or the Members provided for in this Agreement that has been approved by the applicable vote or written consent of the Members (if required) in strict compliance with the terms of this Agreement and (e) if such Member becomes a Defaulting Member, documents necessary or appropriate to effect the sale of such Member’s Interest pursuant to 6.2.2. The foregoing grant of authority (1) is a special power of attorney coupled with an interest in favor of the Company and as such shall be irrevocable and shall survive and not be affected by the death, disability or incapacity of a Member that is a natural person or the merger, dissolution or other termination of the existence of a Member that is a corporation, association, partnership, limited liability company or trust, (2) shall survive the assignment by the Member of the whole or any portion of its Interest, except that where the assignee of the whole thereof has furnished a power of attorney, this power of attorney shall survive such assignment for the sole purpose of enabling the Company to execute, acknowledge and file any instrument necessary to effect any permitted substitution of the assignee for the assignor as a Member and shall thereafter terminate and (3) shall only be used by the Company to effectuate the intent of the parties hereto and to the extent not otherwise limited by this Agreement. This power of attorney may be exercised by such attorney-in-fact for all Members (or any of them) by a single signature of a duly authorized representative of the Company acting as attorney in fact with or without listing all of the Members executing an instrument. In connection with its exercise of its rights hereunder in respect of any Member, the Company shall immediately provide notice to such Member of such action and copies of all documents entered into or signed on behalf of such Member by the Company.

14.8.2	Execution of Additional Documents.

Each Member hereby agrees to execute all certificates, counterparts, amendments, instruments or documents that may be required by laws of the various jurisdictions in which the Company conducts its activities, to conform with the laws of such jurisdictions governing limited liability companies.

14.8.3	Binding on Successors.

This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, successors, permitted assigns and legal representatives of the parties hereto.

14.8.4	Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of law principles.

14.8.5	Submission to Jurisdiction; Venue; Waiver of Jury Trial.

Unless the Company otherwise agrees in writing, any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Delaware, and, by execution and delivery of this Agreement, each Member hereby irrevocably accepts for him or herself and in respect of his or her property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Such Member hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over such Member, and agrees not to plead or claim, in any legal action proceeding with respect to this Agreement in any of the aforementioned courts, that such courts lack personal jurisdiction over such Member. To the fullest extent permitted by applicable law, any legal action or proceeding with respect to this Agreement by a Member seeking any relief whatsoever against the Company shall be brought only in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware), and not in any other court in the United States of America, or any court in any other country. Such Member hereby irrevocably waives any objection that such Member may now or hereafter have to the

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laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably, to the extent permitted by applicable law, waives his or her rights to plead or claim and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. UNLESS THE COMPANY OTHERWISE AGREES IN WRITING, THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

14.8.6	Waiver of Partition.

Each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s property.

14.8.7	Securities Law Matters.

Each Member understands that in addition to the restrictions on transfer contained in this Agreement, it must bear the economic risks of its investment for an indefinite period because the Interests have not been registered under the Securities Act or under any applicable securities laws of any state or other jurisdiction and, therefore, may not be sold or otherwise transferred unless they are registered under the Securities Act and any such other applicable securities laws or an exemption from such registration is available.

14.8.8	Confidentiality.

(a)	A Member’s rights to access or receive any non-public information about the Company, its Portfolio Companies and their respective affairs, including, without limitation, (1) information to which a Member is provided access pursuant to 14.2, (2) financial statements, reports and other information provided pursuant to 14.3 and (3) this Agreement, any Subscription Agreement and any other related agreements and any other books and records of the Company (collectively, the “Company Information”), are conditioned on such Member’s willingness and ability to assure that the Company Information will be used solely by such Member for purposes reasonably related to such Member’s interest as a Member, and that such Company Information will not become publicly available as a result of such Member’s rights to access or receive such Company Information, and each Member agrees not to use Company Information other than for purposes of evaluating, monitoring or protecting its investment in the Company.

(b)

Each Member acknowledges and agrees that the Company Information constitutes a valuable trade secret of the Company and agrees to maintain any Company Information provided to it in the strictest confidence and not to disclose the Company Information to any Person including, without limitation, a prospective transferee of such Member’s Interest, without the written prior consent of the Company. Notwithstanding the foregoing, the Company consents to the disclosure by a Member to its accountants, attorneys, fiduciaries and similar advisors bound by a duty of confidentiality and any Member that the Company determines is a fund-of-funds or similar entity to such Member’s own equity holders of summary information concerning the Company’s financial performance and status to the extent necessary to satisfy such Member’s own reporting obligations; provided, however, that such equity holders are, at the time of such disclosure, pursuant to a written agreement, subject to substantially equivalent restrictions

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with respect to the use and disclosure of the Company Information as are set forth in this Agreement and such consent shall not be construed to permit disclosure of any information about the Company’s Portfolio Companies (including, without limitation, the fair market value of the Company’s interest in such Portfolio Companies). With respect to any Member, the obligation to maintain the Company Information in confidence shall not apply to any Company Information (1) that becomes publicly available (other than by reason of a disclosure by a Member), (2) the disclosure of which by such Member has been consented to by the Company in writing or (3) the disclosure of which by such Member is required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, including, in the case of the BDC, in connection with any securities or other regulatory filings or legally-required reports to investors in the BDC (collectively, “BDC Reporting Information”). Before any Member discloses Company Information pursuant to clause (3), other than any BDC Reporting Information or in connection with disclosure required by regulatory or tax audits or disclosure required in connection with any tax filing or return, such Member, to the maximum extent permitted by law, shall promptly, and to the extent practicable prior to making any such disclosure, (x) notify the Company of the court order, subpoena, interrogatories, government order or other reason that requires disclosure of the Company Information and (y) consult and cooperate with the Company in good faith regarding steps to eliminate or narrow the requirement to disclose the Company Information. In any event, such Member shall disclose only that Company Information that the Member is legally required to disclose.

(c)	Each Member, to the maximum extent permitted by law, shall promptly inform the Company if it becomes aware of any reason, whether under law, regulation, policy or otherwise, that it (or any of its equity holders) will, or might become compelled to, use the Company Information other than as contemplated by 14.8.8(a) or disclose Company Information in violation of the confidentiality restrictions in 14.8.8(b) (disregarding clause (3) thereof, except in the case of BDC Reporting Information).

(d)	Notwithstanding any other provision of this Agreement, with the exception of the financial and other information to be included in BDC Reporting Information, or equivalent reports and the other additional reporting to be provided to each Member pursuant to 14.3.1, 14.3.2 and 14.3.3, respectively, the Company shall have the right not to provide any Member, for such period of time as the Company in good faith determines to be advisable, with any Company Information that such Member would otherwise be entitled to receive or to have access to pursuant to this Agreement or the Delaware Act if: (1) the Company is required by law or by agreement with a third party to keep such Company Information confidential; or (2) such Member has notified the Company of its election not to have access to or to receive such Company Information.

(e)	The Members acknowledge and agree that: (1) the Company, the Management Committee and their Affiliates may acquire confidential information related to third parties (e.g., Portfolio Companies) that pursuant to fiduciary, contractual, legal or similar obligations may not be disclosed to the Members without violating such obligations and (2) none of the Company, the Management Committee or any such Affiliates shall be in breach of any duty under this Agreement or the Delaware Act in consequence of acquiring, holding or failing to disclose Company Information to a Member so long as such obligations were undertaken in good faith.

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(f)	In addition to any other remedies available at law, the Members agree that the Company shall, to the maximum extent permitted by law, be entitled to seek equitable relief, including, without limitation, the right to seek an injunction or restraining order, as a remedy for any failure by a Member to comply with its obligations with respect to the use and disclosure of Company Information, as set forth in 14.8.8(a) and 14.8.8(b). Furthermore, each Member agrees to indemnify the Company and each Covered Person against any claim, demand, controversy, dispute, cost, loss, damage, expense (including attorneys’ fees), judgment and/or liability incurred by or imposed upon the Company or any such Covered Person in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which the Company or any such Covered Person may be made a party or otherwise involved or with which the Company or any such Covered Person shall be threatened, by reason of the Member’s breach of its obligations set forth in 14.8.8(a) and/or 14.8.8(b).

(g)	Subject to the provisions of this 14.8.8, each Member agrees to cooperate with such procedures and restrictions as may be developed by the Company from time to time in connection with the disclosure of non-public information concerning the Company, including without limitation information concerning the Company’s Portfolio Companies, as reasonably determined by the Company to be necessary and advisable to maintain and promote compliance with legal and other regulatory matters applicable to the Company, the Members and the Company’s Portfolio Companies, including securities laws and regulations.

(h)	Each Member acknowledges and agrees that the Company may consider the different circumstances of Members with respect to the restrictions and obligations imposed on Members in this 14.8.8 and the provision of information under this Agreement, and the Company in its sole and absolute discretion may agree to waive or modify any of such restrictions and/or obligations with respect to a Member with the consent of such Member but without the consent of any other Person. Each Member further acknowledges and agrees that any such agreement by the Company with a Member to waive or modify any of the restrictions and/or obligations imposed by this 14.8.8 (or to withhold Company Information) shall (to the maximum extent permitted by law) not constitute a breach of any duty stated or implied in law or in equity to any Member, regardless of whether different agreements are reached with different Members.

(i)	To the maximum extent permitted by law, the provisions of this 14.8.8 shall survive the withdrawal of any Member or the Transfer of any Member’s Interest and shall be enforceable against such Member after such withdrawal or Transfer.

14.8.9	Contract Construction; Headings; Counterparts.

Whenever the context of this Agreement permits, the masculine gender shall include the feminine and neuter genders (and vice versa), and reference to singular or plural shall be interchangeable with the other. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the other provisions, and the parties intend that this Agreement shall be construed and reformed in all respects as if any such invalid or unenforceable provision(s) were omitted or, at the direction of a court, modified in order to give effect to the intent and purposes of this Agreement. References in this Agreement to particular sections of the Code or the Delaware Act or any other statute shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement. Captions in this Agreement are for convenience only and do not define or limit any term of this Agreement. It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed

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simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. This Agreement, together with the related Subscription Agreement and any Other Agreement (if any) between the Company and any Member, shall constitute the entire agreement and understanding among the respective parties to such agreements with respect to the subject matter hereof and thereof. There are no representations, warranties or agreements made by the Company except to the extent set forth in this Agreement, the Subscription Agreements and any such Other Agreement (if applicable). This Agreement or any amendment hereto may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement or amendment, as the case may be.

ARTICLE 15 — SPECIAL REGULATORY MATTERS

15.1	ERISA COMPLIANCE.

15.1.1	ERISA Plan Assets.

The Company shall use reasonable best efforts to ensure that “benefit plan investors” hold less than twenty five percent (25%) of each class of equity interests in the Company (determined in accordance with the Plan Assets Regulation).

15.1.2	Distributions in Kind to ERISA Members.

If a distribution proposed to be made in kind under any provision of this Agreement, including a liquidating distribution or a distribution to a withdrawing ERISA Member pursuant to 15.2.4, would result in the receipt by an ERISA Member of securities or other property which such ERISA Member could not hold without such holding constituting a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, then such ERISA Member shall so notify the Company and the Company shall use commercially reasonable efforts, consistent with its obligations to the other Members, to cause the property which would otherwise have been distributed to such ERISA Member to be disposed of by the Company and the proceeds of such disposition to be remitted to such ERISA Member or, in the Company’s discretion, to make other arrangements reasonably acceptable to such ERISA Member.

15.1.3	Plan Assets Notice.

(a)	The Company shall provide to each ERISA Member, on or prior to the date of the Company’s initial capital call, a written certification confirming, based on the representations and warranties of the Members to the Company, that “benefit plan investors” hold less than twenty five percent (25%) of each class of equity interests in the Company (determined in accordance with the Plan Assets Regulation).

(b)	If at any time the Company determines there is a material likelihood that all or any portion of the assets of the Company would constitute “plan assets” of any ERISA Member for purposes of ERISA or Section 4975 of the Code, the Company shall promptly notify in writing the ERISA Members of such determination.

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15.2	ERISA WITHDRAWAL.

15.2.1	General.

Notwithstanding any provision in this Agreement to the contrary, any Member that is an ERISA Member may elect, upon written notice of such election to the Company, to withdraw from the Company, or upon written demand by the Company shall withdraw from the Company, at the time and in the manner hereinafter provided, if either such ERISA Member or the Company shall obtain and deliver to the other an opinion of counsel reasonably acceptable (as to form, substance and choice of counsel) to both such ERISA Member and the Company to the effect that there is a material likelihood that:

(a)	Such ERISA Member, any employee benefit plan subject to ERISA any of the assets of which are held by such ERISA Member, the trustee or other fiduciary of such ERISA Member or of such plan, or the Company would be in material violation of ERISA if such ERISA Member were to continue as a Member of the Company; or

(b)	All or any portion of the assets of the Company would constitute “plan assets” of such ERISA Member or such plan for the purposes of ERISA or Section 4975 of the Code.

Notwithstanding the foregoing, no withdrawal shall be granted at the request of an ERISA Member solely on the grounds that the ERISA Member’s investment in the Company is not prudent, that such investment does not satisfy the diversification requirements applicable to the relevant plan, that it is inconsistent with the plan’s terms, investment policy or need for liquidity, or that it violates other similar requirements set forth in Section 404 of ERISA (or other law similar in purpose and intent). The costs of seeking and obtaining an opinion of counsel for purposes of this 15.2.1 shall be borne by the ERISA Member; provided, however, that the Company shall bear the reasonable costs actually incurred by such ERISA Member in connection with seeking and obtaining the aforementioned opinion if the factual basis of such opinion (by its terms) is predicated solely on conduct by the Company or its Affiliates constituting gross negligence, fraud or willful misconduct or an intentional breach of this Agreement, it being understood that such conduct shall not be deemed to result from any misrepresentations of any Member in any Subscription Agreement or any other act committed by a Member. If the Company so determines in its discretion, a withdrawal made pursuant to this 15.2.1 may be a partial withdrawal with respect to a Member’s Interest, if such partial withdrawal will provide an adequate remedy; provided, however, that any partial withdrawal to remedy a withdrawal necessitated by 15.2.1(b) shall apply on a pro rata basis to the Interests of all ERISA Members who are “benefit plan investors” (within the meaning of the Plan Assets Regulation) unless the Company and a particular benefit plan investor agree that such benefit plan investor will withdraw a larger amount. If the Company decides to require or permit a partial withdrawal, the other provisions of 15.2 shall be interpreted and applied to carry out the partial withdrawal.

15.2.2	Cure Period.

The Company shall have a period of 90 days following receipt of such counsel’s opinion (or delivery of notice by the Company to such ERISA Member demanding its withdrawal, if applicable) to attempt to eliminate the necessity for such withdrawal to the reasonable satisfaction of such ERISA Member and the Company, whether by correction of the condition giving rise to the necessity of such ERISA Member’s withdrawal, by amendment of this Agreement, or by effectuation of a Transfer of such ERISA Member’s Interest to another Person; provided such Transfer meets the requirements of 11.1. During the aforementioned cure period, such ERISA Member shall be temporarily excused from making any capital contributions otherwise required by the terms of this Agreement to the maximum extent permitted by law. To the extent that the Company eliminates the necessity for the withdrawal of the

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ERISA Member, then the ERISA Member and/or the Person to whom it transferred its Interest shall be required to promptly pay such temporarily deferred capital contributions; provided, however, that if the ERISA Member withdraws pursuant to 15.2.3, then such withdrawing ERISA Member shall not be required to make any temporarily deferred capital contributions (with respect to the portion withdrawn in the case of a partial withdrawal).

15.2.3	Withdrawal.

If such cause for withdrawal is not cured within the 90 day period described in 15.2.2, then such ERISA Member shall withdraw from the Company (in whole or in part, as applicable) as of the last day of the fiscal quarter of the Company during which such 90 day period expires or as of such earlier date as may be determined by the Company, in its sole discretion (such date being herein referred to as the “ERISA Withdrawal Date”). Effective upon the ERISA Withdrawal Date with respect a complete withdrawal from the Company, such ERISA Member shall cease to be a Member of the Company for all purposes and, except for its right to receive payment for its Interest as hereinafter provided, shall no longer be entitled to the rights of a Member under this Agreement.

15.2.4	Distributions to Withdrawing ERISA Member.

(a)	As promptly as practicable following the ERISA Withdrawal Date but subject to the Delaware Act, there shall be distributed to such ERISA Member, in full payment and satisfaction of its Interest, an amount equal to the amount which such ERISA Member would have been entitled to receive pursuant to Article 10 if the Company had been liquidated on and as of the ERISA Withdrawal Date and each of the Company’s assets had been sold on such date for its fair market value determined pursuant to 15.2.4(b). No approval of the Members shall be required prior to the making of such distribution.

(b)	For purposes of determining the amount of the distribution to be made to such ERISA Member, and the value of each of the Company’s assets, the Company’s annual or quarterly financial statements, as the case may be, prepared in accordance with 14.3.1 or 14.3.3, respectively, for the period ending on or immediately prior to the ERISA Withdrawal Date shall be deemed to be conclusive unless either the withdrawing ERISA Member or the Company notifies the other in writing, not more than 20 Business Days after the Company provides the relevant financial statements, of such Person’s objection to such valuation, indicating briefly the reason(s) therefore. If, within 20 Business Days after such an objection has been made, a substitute value has not been agreed upon by the Company and such withdrawing ERISA Member, the Company shall submit the dispute to an independent appraiser selected by the Company and approved by the withdrawing ERISA Member (which approval shall not be unreasonably withheld). If there shall be more than one Member that is a withdrawing ERISA Member, the independent appraiser referred to in the preceding sentence shall be approved by a majority in interest of such withdrawing ERISA Members.

(c)

Any distribution to the withdrawing ERISA Member(s) shall be made in cash, cash equivalents, securities of Portfolio Companies, or a recourse note of the Company bearing interest at a fixed rate equal to the applicable federal “short-term rate” of interest then in effect, compounded annually, and requiring principal repayment to be made at such times, and in such amounts, as such ERISA Member would have received in distributions if such withdrawing ERISA Member were still a Member (such amounts as reasonably determined by the Company), with any principal (if any) and interest outstanding as of the date of the final liquidation of the Company due and payable on

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such date in priority to any amounts payable to the Members on such date; provided, however, that a withdrawing ERISA Member shall not be required to accept a distribution in the form of a note if it shall obtain and deliver to the Company an opinion of counsel to the effect that distribution of the note would constitute a non-exempt prohibited transaction or other material violation of ERISA or Section 4975 of the Code (excluding on the grounds that the ERISA Member’s holding of such note is not prudent, or does not satisfy the diversification requirements applicable to the relevant plan, or is inconsistent with the plan’s terms, investment policy or need for liquidity, or that it violates other similar requirements set forth in Section 404 of ERISA (or other law similar in purpose and intent)). If the withdrawing ERISA Member is unable to obtain and deliver such opinion of counsel, but nonetheless believes in good faith that distribution of the note to such ERISA Member would constitute such a non-exempt prohibited transaction or other material violation of ERISA or Section 4975 of the Code as described above, then the Company agrees to negotiate with such ERISA Member in good faith regarding the terms of the note in an effort to attempt to ensure that the distribution of such note to such ERISA Member would not constitute a non-exempt prohibited transaction or other material violation of ERISA or Section 4975 of the Code as described above. If securities of Portfolio Companies are being distributed, such securities shall be distributed in a manner consistent with 7.1.2 to the extent practicable, unless otherwise required by law or contract.

15.3	PUBLIC PLAN MEMBERS.

For purposes of 15.2, each Member that is (a) either a “governmental plan” within the meaning of Section 3(32) of ERISA or an entity that is deemed under applicable law to hold the plan assets of such a plan and (b) that has notified the Company of such status in writing (a “Public Plan Member”) shall be treated as an ERISA Member, provided that (a) Public Plan Members shall not be considered ERISA Members for purposes of determining whether “benefit plan investors” hold less than twenty five percent (25%) of each class of equity interests in the Company (determined in accordance with the Plan Assets Regulation) and (b) in determining whether there is a violation of ERISA with respect to such Public Plan Member or whether the Company is holding “plan assets” of such Public Plan Member, there shall be substituted for ERISA any state, local or foreign laws that are similar in purpose and intent to ERISA and that are applicable to such Public Plan Member (or equity holder thereof).

15.4	FOUNDATION MEMBERS.

If any Member that (a) is a private foundation within the meaning of Section 509(a) of the Code and (b) has notified the Company of such status in writing (a “Foundation Member”), delivers an opinion of counsel, reasonably acceptable (as to form, substance and choice of counsel) to the Company, to the effect that, as a result of a change in law or an unexpected increase in such Foundation Member’s relative interest in the Company (other than as a result of the purchase of an Interest by such Foundation Member), there is a material likelihood that the continued ownership of the Foundation Member’s Interest (1) would subject such Foundation Member to excise taxes imposed by Subchapter A of Chapter 42 of the Code (other than Sections 4940 and 4942 thereof) or (2) would, as a result of a change in law after the date hereof or the insolvency of the Company, result in a material violation of, or a material breach of the fiduciary duties of its trustees or governing board under, any federal or state law applicable to private foundations or any rule or regulation adopted thereunder by any agency, commission or authority having jurisdiction over private foundations, the Company will use commercially reasonable efforts to assist (subject to applicable law) such Foundation Member in locating a transferee for all or a portion of such Foundation Member’s Interest and, subject to Article 11, will not unreasonably withhold its consent to the transfer by such Foundation Member of all or a portion of its Interest; provided, however, that if the

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Company or such Foundation Member is unable to locate a transferee, or otherwise eliminate the necessity for withdrawal by such Foundation Member, within 90 days after the receipt of such opinion of counsel, then such Foundation Member may completely or partially withdraw from the Company (but such withdrawal shall only be to the minimum extent necessary to eliminate the necessity for withdrawal) in accordance with the principles of 15.2 as if such Foundation Member were an ERISA Member.

15.5	BANK HOLDING COMPANY MEMBER.

15.5.1	Withdrawal.

If at any time, as a result of proposed reductions in any Member’s Interest, withdrawals by Members or distributions to other Members, in each case pursuant to the terms of this Agreement, or for any other reason, the Company expects the Interest held by any BHC Member with respect to a class of Interests to exceed 24.99% of the total Interests of all Members holding such class of Interests (or such greater or lesser percentage as may be permissible hereafter under the Bank Holding Company Act and Regulation Y promulgated thereunder), the Company shall immediately notify such BHC Member and permit such BHC Member to immediately partially withdraw from the Company in accordance with the provisions of 15.2 as if such BHC Member were an ERISA Member to the minimum extent necessary to maintain such BHC Member’s total investment in the Company at a level below 25% (or such permissible percentage) of such class of Interests.

15.5.2	Right to Decline Distributions.

Notwithstanding any provision in this Agreement to the contrary, any BHC Member may elect, by notice in writing to the Company to decline the receipt of distributions in kind if the receipt thereof would cause such BHC Member to be in violation of any applicable law or regulation, in which event the Company shall use commercially reasonable efforts, consistent with its obligations to the other Members, to cause the property which would otherwise have been distributed to such BHC Member to be disposed of on behalf of and for the account of such BHC Member and the proceeds of such disposition to be remitted to such BHC Member.

15.6	CONFORMING AMENDMENT.

Upon the complete or partial withdrawal of any ERISA Member, Public Plan Member, Foundation Member or BHC Member from the Company, the Members (including the withdrawing ERISA Member, Public Plan Member, Foundation Member or BHC Member) may enter into an amendment to this Agreement reflecting such withdrawal and amending such provisions of this Agreement as may be appropriate, including the allocation and distribution provisions, in order to preserve, to the maximum extent feasible, the intent, operation and effect of such provisions.

*     *     *     *     *     *     *

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement of TCW Direct Lending Strategic Ventures LLC as of the day, month and year first above written.

MEMBER:

TCW DIRECT LENDING LLC

By:
Name:
Title:

By:
Name:
Title:

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TCW Direct Lending Strategic Ventures LLC

Member Signature Page

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Limited Liability Company Agreement of TCW Direct Lending Strategic Ventures LLC and hereby authorize this signature page to be attached to a counterpart of such Agreement executed by the other parties thereto.

Each of the Persons who have executed a Subscription Agreement, agreeing to purchase an Interest in the Company, to be admitted to the Company as a member and to be bound by the terms of this Agreement

By:

an authorized representative of the Management Committee as attorney-in-fact for such Persons

By:
James G. Krause
Authorized Person

Dated:                     , 2015

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APPENDIX I

TCW Direct Lending Strategic Ventures LLC

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both singular and plural forms of the terms so defined). Additional defined terms are set forth in the provisions of this Agreement to which they relate.

Administrative Agent	As set forth in 14.1.3.

Administrative Services Agreement	As set forth in 14.1.3.

Advisory Committee	As set forth in 3.4.6.

Affiliate	With respect to the Person to which it refers, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such subject Person. For this purpose, Portfolio Companies or portfolio companies of an Existing Fund shall not be considered Affiliates of the Management Committee or any member of the Management Committee. “Affiliated” shall have the corresponding meaning.

Aggregate Contribution	With respect to any Member at any time in respect of each class of Interests such Member holds, the aggregate amount of capital contributions made to the Company by such Member in respect of such Interests (including any such amounts attributable to the payment of Organizational Expenses and other Company Expenses, as applicable, but excluding any payments pursuant to 12.4), adjusted in accordance with the other provisions of this Agreement including, without limitation, 4.4.3 (relating to the return of distributions that constitute Recallable Amounts) and 6.2.3 (relating to the imposition of a Default Charge).

Agreement	As set forth in the introductory paragraph of this Agreement.

Anti-Money Laundering Laws	As set forth in 3.3(a)(2).

Available Commitment	As set forth in 6.1.1.

BDC	As set forth in 2.1.1.

BDC Reporting Information	As set forth in 14.8.8.

BHC Member

Any Member that is a bank holding company (or is an Affiliate of a bank holding company) that is subject to the Bank Holding Company Act of 1956 and that has provided notice in writing that it should be considered a BHC Member for purposes of this Agreement. BHC Members that are Affiliates of

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the same bank holding company shall be considered a single BHC Member for purposes of 15.5 and 15.7.

Business Day	Each day on which the New York Stock Exchange is open for business.

Capital Account	As set forth in 8.1.1.

Certificate	As set forth in 2.1.1.

Code	The United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

Commitment	With respect to any Member, the total amount that such Member has agreed to contribute to the Company in connection with its Interest (without regard to distributions required to be returned pursuant to 12.4 or contributions required by 6.1.1).

Commitment Period	The period beginning on the Initial Closing Date and ending on the earliest of (a) the third anniversary thereof (subject to termination by the Management Committee and extension by the Management Committee) and (b) the date on which the Available Commitment of each Member has been reduced to zero.

Common Members	As set forth in the introductory paragraph of this Agreement, in each such Person’s capacity as a member of the Company holding a Common Membership Interest.

Common Membership Interests	As set forth in the introductory paragraph of this Agreement.

Company	As set forth in the introductory paragraph of this Agreement.

Company Expenses	As set forth in 5.1.

Company Information	As set forth in 14.8.8.

Contributed Loans	As set forth in 6.1.7.

Covered Person	As set forth in 12.1.1.

Default Charge	As set forth in 6.2.3.

Default Rate	As set forth in 6.2.1.

Defaulting Member	As set forth in 6.2.2.

Defaulting Preferred Member	As set forth in 6.2.6.

Delaware Act	As set forth in 2.1.1.

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EBITDA	Earnings before interest, taxes, depreciation, amortization and other adjustments on an annual or annualized basis, as determined by the Management Committee or as set forth in the due diligence or related materials in respect of a Portfolio Investment approved by the Management Committee.

ERISA	The United States Employee Retirement Income Security Act of 1974 and (unless the context otherwise requires) the rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

ERISA Member	Any Member that is (a) an “employee benefit plan” within the meaning of Section 3(3) of ERISA and subject to Part 4 of Title I of ERISA, (b) a “plan,” as defined in Section 4975(e)(1) of the Code, to which the provisions of Section 4975 of the Code are applicable, or (c) any other entity or account, any of the assets of which constitute “plan assets,” within the meaning of ERISA, of a plan described in (a) or (b) above.

ERISA Withdrawal Date	As set forth in 15.2.3.

Existing Fund	Any fund formed prior to the Initial Closing Date which is managed by TCW or its Affiliates or successors.

Foundation Member	As set forth in 15.4.

Freely Tradable Security	Any security that satisfies the following conditions:

(a) The Company’s entire holding of such securities can be immediately sold by the Company to the general public without the necessity of any federal, state or local government consent, approval or filing that has not been obtained or made at or prior to the time such determination is being made (other than any notice filings of the type required pursuant to Rule 144(h) under the Securities Act or Sections 13 and 16 of the United States Securities and Exchange Act of 1934, as amended), including, without limitation, securities that can be immediately sold pursuant to an effective registration statement filed under the Securities Act, and

(b) Such securities are traded on a Public Securities Market and market quotations are readily available for such security.

If only a portion of the Company’s holdings of securities satisfies the requirements of the preceding sentence, that portion of the Company’s holdings of such securities shall constitute Freely Tradable Securities. In addition to the foregoing, in the case of a distribution of securities in kind, such securities shall also constitute Freely Tradable Securities if the entire portion of the distribution made to the Members can be immediately sold by them under the terms provided for in clause (a) of this definition and the condition provided for in clause (b) of this definition is satisfied, assuming for purposes of this sentence that no Member is or has been an Affiliate of the issuer of such securities and without regard to any restrictions on sale applicable to particular Members because of such Members. For avoidance of doubt, no security which is subject to a lock-up or other contractual agreement to which the Company is a party or is otherwise bound and that restricts the immediate sale

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of such security shall be considered a Freely Tradable Security.

Indemnitee	As set forth in 12.2.1.

Initial Closing Date	The first date on which the Company receives capital contributions from the first draw down issued pursuant to 6.1.2.

Interest Amounts	As set forth in 7.1.2.

Interests	The Common Membership Interests and Preferred Membership Interests.

LIBOR	With respect to any period, the equivalent for such period of the three-month London Interbank Offering Rate (as published in the Wall Street Journal as of the first business day of the calendar quarter than includes such period).

Management Committee	As set forth in 3.4.1.

Members	Collectively, the Common Members and the Preferred Members.

Nasdaq	NASDAQ OMX.

Net Gain or Loss	The profit or loss of the Company determined, in accordance with U.S. federal income tax accounting principles, by taking into account all items of income, gain, loss or expense, including any deemed gain or loss attributable to a distribution in kind, and including any items that are exempt from federal income tax (income items) or non-deductible (expense items).

Non-Defaulting Preferred Member	As set forth in 6.2.6.

[ ] Third-Party Preferred Members	Third-Party Preferred Members affiliated with [ ]

Organizational Expenses	Expenses related to the organization of the Company, the offering of Interests and the establishment of the loan facility contemplated by the Senior Credit Agreement.

Original Agreement	As set forth in 2.1.1.

Other Agreement	As set forth in 13.1.5.

Person	Any individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, statutory or business trust, cooperative or association or any governmental body or agency, and the heirs, executors, administrators, legal representative, successors and assigns of such Person where the context so permits.

Plan Assets Regulation	The regulation concerning the definition of “plan assets” under ERISA adopted by the United States Department of Labor and codified in 29 C.F.R. §2510.3-101,

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as modified by Section 3(42) of ERISA.

Portfolio Company	Any entity in which the Company holds a Portfolio Investment.

Portfolio Investment	As set forth in 4.1.

Preferred Members	As set forth in the introductory paragraph of this Agreement, in each such Person’s capacity as a member of the Company holding a Preferred Membership Interest.

Preferred Membership Interests	As set forth in the introductory paragraph of this Agreement.

Prime Rate	As of any date, the prime rate of interest in effect on such date as reported in The Wall Street Journal.

Proceeds	As set forth in 4.4.2.

Public Plan Member	As set forth in 15.3.

Public Securities Market	Any United States national or regional securities exchange, including but not limited to the New York Stock Exchange, and regional United States exchanges, any internationally recognized non-United States securities exchange and any recognized United States or non-United States automated quotation system, listing service or other form of securities exchange or trading forum, and the phrase “traded on a Public Securities Market” means publicly traded on or through any such exchange, system, listing service or forum.

Recallable Amount	As set forth in 4.4.3.

Replacement Preferred Member	As set forth in 6.2.6.

Reserves	As set forth in 4.4.2.

SEC	U.S. Securities and Exchange Commission.

Securities Act	The United States Securities Act of 1933, as amended from time to time, or any successor statute thereto.

Senior Credit Agreement	As set forth in 4.3.

Senior Priority of Payments	As set forth in 4.4.2.

Shortfall Amount	As set forth in 12.4.

Subscription Agreement	The subscription agreement by which any Member agreed to purchase such Member’s Interest.

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Tax Matters Partner	As set forth in 14.7.2.

TCW	TCW Asset Management Company, a company formed under the laws of the State of California.

Temporary Investments	Short-term investments of cash pending distribution or use by the Company to pay expenses or make Portfolio Investments.

TFD	As set forth in 3.4.5.

Third-Party Preferred Member	As set forth in 2.1.2.

Total Portfolio Amount	The sum of the loan commitment from the lender under the Senior Credit Agreement and the Preferred Membership Interests commitments.

Transfer	As set forth in 11.1.1.

Transfer Expenses	As set forth in 11.1.6.

Undrawn Commitment	As set forth in 6.1.1.

Unreturned Contribution	With respect to any Member at any time in respect of each class of Interests such Member holds, an amount equal to the excess, if any, of (a) the Aggregate Contributions of such Member over (b) the aggregate amount distributed to such Member from Proceeds (other than amounts paid in respect of dividends to such Member).

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EXHIBIT A

TCW Direct Lending Strategic Ventures LLC

MEMBERS

Member	Contact Information	Preferred Commitment

[ ]	[ ]	$

[ ]	[ ]	$

[ ]	[ ]	$

[ ]	[ ]	$

II-1